Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279151

PROSPECTUS SUPPLEMENT

(To prospectus dated May 6, 2024)

$20,000,000,000

Air Lease Corporation

Medium-Term Notes, Series A

Due Nine Months or More From Date of Issue

We plan to offer and sell using this prospectus supplement up to $20,000,000,000 aggregate principal amount of Medium-Term Notes, Series A (the “notes”), from time to time with various terms, which may include the following:

•	The notes will mature nine months or more from the date of issue.

•	The notes will be our unsecured unsubordinated obligations.

•	The notes may bear interest at fixed or floating rates or may not bear any interest. Floating rate interest may be based on one or more of the following rates plus or minus one or more fixed amounts or multiplied by one or more leverage factors:

○	CMS Rate;

○	CMT Rate;

○	Commercial Paper Rate;

○	Compounded SOFR;

○	Eleventh District Cost of Funds Rate;

○	EURIBOR;

○	Federal Funds Rate;

○	Federal Funds OIS Compound Rate;

○	Prime Rate;

○	Treasury Rate;

○	any other rate specified in the applicable pricing supplement; or

○	any combination of rates specified in the applicable pricing supplement.

•	The pricing supplement will specify the interest payment dates.

•	Payments on notes issued as indexed notes will be determined by reference to the index specified in the applicable pricing supplement.

•	The pricing supplement will specify if the notes can be redeemed before their maturity and if they are subject to mandatory redemption, redemption at our option or repayment at the option of the holder of the notes.

•	The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement.

•	The notes will be in certificated or book-entry form.

•	The notes will be in minimum denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof, unless specified otherwise in the applicable pricing supplement. We will specify the minimum denominations for notes denominated in a foreign currency in the applicable pricing supplement.

We will specify the final terms for each note in the applicable pricing supplement. If the terms of the notes described in this prospectus supplement or the accompanying prospectus are different from those described in the applicable pricing supplement, you should rely on the information in the most recently dated document.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement and page 8 of the accompanying prospectus and, if applicable, any risk factors described in any documents incorporated by reference herein to read about certain factors you should consider before buying the notes.

Unless otherwise specified in the applicable pricing supplement, the price to the public for the notes will be 100.000% of their principal amount. We will pay to the applicable agent a commission, which may be in the form of discount or otherwise, to be specified in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are offering the notes on a continuing basis through the agents listed below. These agents will use their reasonable best efforts to sell the notes offered. We may also appoint additional agents. We may also sell notes to the agents listed below or others, as principal, for resale to investors and other purchasers. In this prospectus supplement, persons who solicit offers to purchase the notes from us as agents or who purchase the notes from us as principal for resale are referred to as “agents.” We may also sell notes without the assistance of an agent. The notes will not be listed on any securities exchange unless otherwise specified in the applicable pricing supplement or free writing prospectus.

Arrangers

BofA Securities	Citigroup	J.P. Morgan	Wells Fargo Securities

Academy Securities	Bank ABC	BBVA	BMO Capital Markets

BNP PARIBAS	CIBC Capital Markets	Citizens Capital Markets	Deutsche Bank Securities

Emirates NBD Capital	Fifth Third Securities	First Citizens Capital Securities	Goldman Sachs & Co. LLC

Huntington Capital Markets	ICBC Standard Bank	KeyBanc Capital Markets	Lloyds Securities

Loop Capital Markets	M&T Securities	Mischler Financial Group, Inc.	Mizuho

Morgan Stanley	MUFG	NatWest Markets	PNC Capital Markets LLC

RBC Capital Markets	Regions Securities LLC	Santander	Scotiabank

SOCIETE GENERALE	TD Securities	Truist Securities	US Bancorp

Prospectus Supplement dated May 6, 2024

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

This document consists of two parts. The first part is this prospectus supplement, which sets forth certain terms of our Medium-Term Notes, Series A (the “notes”) that we may offer from time to time and supplements the prospectus that is attached to the back of this prospectus supplement. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may, from time to time, offer under our registration statement, including any amendments thereto, on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

Each time we sell notes pursuant to this prospectus supplement, we will attach a pricing supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. If information in the pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the pricing supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement, and any free writing prospectus that we prepare or authorize in making your investment decision. You also should read and consider the information in the documents incorporated by reference in the accompanying prospectus and the additional information described under “Where You Can Find More Information” on page 3 of the accompanying prospectus. We have not, and the agents and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are responsible only for the information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us. We are not, and the agents and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates.

When this prospectus supplement uses the terms “Company,” “ALC,” “we,” “our” and “us,” they refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. ALC is the issuer of all of the notes offered under this prospectus supplement. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-ii

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” “seeks” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed in the section titled “Risk Factors” beginning on page S-1 of this prospectus supplement and in our most recent Annual Report on Form 10-K and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including the following factors, among others:

•	our inability to obtain additional capital on favorable terms, or at all, to acquire aircraft, service our debt obligations and refinance maturing debt obligations;

•	increases in our cost of borrowing, decreases in our credit ratings, or changes in interest rates;

•	our inability to generate sufficient returns on our aircraft investments through strategic acquisition and profitable leasing;

•

the failure of an aircraft or engine manufacturer to meet its contractual obligations to us, including or as a result of manufacturing flaws and technical or other difficulties with aircraft or engines before or after delivery;

•	our ability to recover losses related to aircraft detained in Russia, including through insurance claims and related litigation;

•	obsolescence of, or changes in overall demand for, our aircraft;

•

changes in the value of, and lease rates for, our aircraft, including as a result of aircraft oversupply, manufacturer production levels, our lessees’ failure to maintain our aircraft, inflation, and other factors outside of our control;

•	impaired financial condition and liquidity of our lessees, including due to lessee defaults and reorganizations, bankruptcies or similar proceedings;

•	increased competition from other aircraft lessors;

•	the failure by our lessees to adequately insure our aircraft or fulfill their contractual indemnity obligations to us, or the failure of such insurers to fulfill their contractual obligations;

•	increased tariffs and other restrictions on trade;

•	changes in the regulatory environment, including changes in tax laws and environmental regulations;

•

other events affecting our business or the business of our lessees and aircraft manufacturers or their suppliers that are beyond our or their control, such as the threat or realization of epidemic diseases, natural disasters, terrorist attacks, war or armed hostilities between countries or non-state actors;

•	fluctuations in foreign currency exchange rates;

•	availability and effectiveness of hedging arrangements and losses realized from derivative contracts;

S-iii

•	our inability to effectively deploy the net proceeds from our capital raising activities, including from the issue of the notes; and

•	any additional factors discussed under “Part I—Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement. Further, any forward-looking statement speaks only as of the date on which it is made, and we do not intend and undertake no obligation to update any forward-looking statement to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

S-iv

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus, as well as the risk factors included in our most recently filed annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition or results of operations. The trading price of the notes could decline due to any of these risks, and you may lose all or a substantial part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should consult with your own financial and legal advisors as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you if you are unsophisticated with respect to the significant elements of the notes or financial matters. Notes denominated or payable in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable. Floating rate notes are not an appropriate investment for investors who are unsophisticated with respect to the specific procedures used to determine the interest rate of such notes. The pricing supplement for a particular issuance of notes may describe additional information and risks applicable to those notes.

Unless the context otherwise requires, as used in this “Risk Factors” section, “we,” “our,” and “us” refer to Air Lease Corporation only and not to its subsidiaries. For purposes of this section, the term “indenture” refers to the indenture, dated November 20, 2018 between us and Deutsche Bank Trust Company Americas, as trustee, as amended or supplemented from time to time.

Risks Relating to the Structure and Market for the Notes

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The indenture governing the notes, among other things, does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant), that is senior to or equal in right of payment to the notes;

•	limit our subsidiaries’ ability to incur secured (subject to compliance with the lien covenant) or unsecured indebtedness, which would be structurally senior to the notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

For these reasons, you should not consider the lien or merger and consolidation covenants in the indenture as significant factors in evaluating whether to invest in the notes.

An active trading market may not develop for the notes. Many factors affect the market value of the notes.

There currently is no established trading market in which the notes can be resold. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply to list the notes on any securities exchange or include the notes in any automated quotation system. From time to time, certain of the agents may make a market in the notes as permitted by applicable laws and regulations. However, the agents are not obligated to make a market in the notes and they may discontinue their market-making activities at any time without notice. If a liquid market for the notes is developed, it may not be maintained and, if such market is maintained, it may not be sufficiently liquid to allow you to resell your notes if or when you want to or at a price that you consider acceptable. Even if you are able to sell your notes, there are many factors that may affect the trading market or market value of the notes. Some of these factors, which are mentioned below, are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

•	the complexity and volatility of any index or formula applicable to the notes;

•	the method of calculating the principal, premium and interest for the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption or repayment features, if any, of the notes;

•	rates of interest prevailing in the markets;

•	the amount of other debt securities linked to any index or formula applicable to the notes;

•	the market for similar securities;

•	the level, direction and volatility of market interest rates generally and other conditions in the credit markets, including the degree of liquidity in the credit markets generally;

•	the credit rating(s) we are assigned; and

•	our financial condition, liquidity, results of operations and prospects and general economic conditions.

In addition, because some notes may be designed for specific investment objectives or strategies, such notes may have a more limited trading market and/or experience more price volatility than conventional debt securities.

The risks relating to a lack of an established trading market and/or a limited secondary market are heightened for notes that use any new market rate or method for determining an interest rate because market terms for such notes, such as the applicable “spread” or “spread multiplier,” may evolve over time and, as a result, trading prices of such notes may be lower than those of later-issued notes that are linked to such market rate. Similarly, if such new market rate or method for determining an interest rate does not prove to be widely used in similar debt securities, the trading price of such notes may be lower than that of debt securities that are linked to rates that are more widely used. Investors in notes that use any new market rate or method for determining an interest rate may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of such market rate during the applicable period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

If your investment activities are subject to legal investment laws and regulations, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

You should not purchase notes unless you understand and know you can bear the foregoing investment risks. In evaluating the notes, you should assume that you will be holding the notes until their maturity.

The credit ratings assigned to us and the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to us represent the rating agencies’ assessments regarding our credit quality and are not a guarantee of quality. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating credit risk, and therefore ratings should be evaluated independently for each rating agency.

The credit ratings assigned to the notes will reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of all structural risks, market risks, the other factors discussed herein or incorporated by reference herein or other factors related to the value of the notes, including the possibility that payments on indexed notes and floating rate notes may be less than anticipated because of changes in the specified index or base rate, respectively. Therefore, the ratings assigned to us and the notes may not fully reflect the risks of an investment in the notes.

The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our or our subsidiaries’ assets. As a result, the notes will be effectively subordinated to our and such subsidiary’s indebtedness with respect to the assets that secure such indebtedness. As of March 31, 2024, our subsidiaries had approximately $298.5 million of secured indebtedness outstanding, all of which was guaranteed by us and secured by pledges of the equity of the respective subsidiary borrowers. In addition, we and our subsidiaries may incur additional secured debt in the future. As a result of this effective subordination, upon a default in payment on, or the acceleration of, any of this secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or any subsidiary or subsidiaries, the proceeds from the sale of assets securing our or our subsidiaries’ secured indebtedness or guarantees will only be available to pay obligations on the notes and other senior unsecured obligations after such secured debt has been paid in full. Consequently, the holders of the notes may receive less, ratably, than the holders of secured or guaranteed debt in the event of our or our subsidiaries’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The notes will not be guaranteed by any of our subsidiaries and our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. However, our subsidiaries have covenanted to become guarantors of certain of our other indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Accordingly, the notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary, including any guarantees issued by such subsidiaries, such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary’s creditors (including secured creditors and trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment. The indenture does not contain any limitations on the ability of our subsidiaries to incur or guarantee additional unsecured indebtedness or the amount of other unsecured liabilities, such as trade payables, that may be incurred or guaranteed by these subsidiaries.

In 2023, our subsidiaries generated substantially all of our consolidated revenue and operating cash flow. As of March 31, 2024, our subsidiaries held substantially all of our aircraft assets and had approximately $298.5 million of total indebtedness, all of which is structurally senior to the notes.

If you purchase redeemable notes, redemption may adversely affect your return on the notes, and you will have reinvestment risks.

If your notes are redeemable at our option, we may choose to redeem your notes, in whole or in part at any time and from time to time, at the redemption price described in the applicable pricing supplement.

Consequently, we may choose to redeem your notes at times when prevailing interest rates are lower than the interest rate paid on your notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable debt instrument at an effective interest rate or yield as high as the interest rates or yield on your notes being redeemed. This may also be the case for any mandatory redemption of your notes. For this reason, an optional or mandatory redemption feature can affect the market value of your notes. Our redemption right also may adversely impact your ability to sell your notes as the redemption date approaches.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event, and not every change of control or other significant transaction will constitute a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem all of the notes, each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes and any other indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. A default under the indenture could also lead to a default under the agreements governing our existing or future indebtedness. See “Description of Notes—Repurchase Upon Change of Control Repurchase Event.”

Additionally, under certain of the agreements governing our other indebtedness, a change of control (as defined therein) may constitute an event of default thereunder, but not constitute a Change of Control Repurchase Event with respect to the notes, and may permit the lenders to accelerate the maturity of such indebtedness or may require us to offer to purchase such other indebtedness, often at a premium. In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture, constitute a Change of Control Repurchase Event that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to determine that such holder may require us to repurchase its notes as a result of a sale of all or substantially all of our consolidated assets to another person may be uncertain.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

An investment in notes indexed to interest rate, currency or other indices or formulas entails special risks.

An investment in notes where the principal, premium or interest is determined by reference to interest rate, currency or other indices or formulas will entail significant risks not associated with an investment in conventional fixed or floating rate notes. Examples of this type of note are notes where any or all of the principal, premium and interest is indexed to one or more:

•	interest rates;

•	currencies, including exchange rates and swap indices between currencies;

•	commodities or stocks; or

•	other indices or formulas specified in a particular pricing supplement.

The risks from this type of investment include the possibility that the index or indices may fluctuate significantly and therefore (1) you will receive a lower amount of, or no, principal, premium or interest and at different times than you expected and (2) the secondary market for indexed notes will be negatively affected by a number of factors, independent of our creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. We have no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine the amount of principal, premium or interest payable in respect of a note contains a multiple or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, particular interest rates and indices have been highly volatile and this volatility may be expected to continue in the future. However, past experience is not necessarily indicative of what may happen in the future and the historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risk entailed by an investment in indexed notes.

Tax consequences of holding the notes may vary.

The tax consequences to you of purchasing, owning and disposing of the notes may vary depending on the terms of the notes and your particular status and circumstances. You should consult with your own tax advisor about the U.S. federal, state, local and foreign tax consequences to you of purchasing, owning and disposing of the notes.

The Agents and their affiliates may publish research reports, express opinions or provide recommendations that could affect the market value of any notes we may issue.

The agents and their affiliates may publish research reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with investing in or holding the notes. The agents and their affiliates have published or may publish research reports or other opinions with respect to movements in interest rates. Any research reports, opinions or recommendations expressed by the agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes. In particular, given the uncertainty around SOFR (as defined in “Description of Notes”) being a relatively new reference rate, the market value of any Compounded SOFR Notes we may issue may be particularly susceptible to changes in investor sentiment based in part upon such reports, opinions or recommendations. Investors should make their own independent investigation of the merits of investing in the notes and the interest rate to which the notes may be linked.

Hedging and trading activities by us, the Agents and their affiliates may adversely affect your return on the notes and the value of the notes.

We, the agents and/or any of their affiliates may carry out activities to mitigate their risks related to notes that are linked to an interest rate, currency, index or formula. In particular, on or prior to the date of the applicable pricing supplement, we, the agents, and/or any of their affiliates may have hedged their anticipated exposure in connection with some of the notes by taking positions in assets (or options or futures contracts on such assets) that relate to a linked interest rate, currency, index or formula or in other instruments that we or they, as applicable, deem appropriate in connection with such hedging. These trading activities, however, could potentially alter the level of a linked interest rate, linked currency, linked index or linked formula and/or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes.

Should they enter into any hedge position in respect of the notes, such agents and/or their affiliates are likely to modify such hedge position throughout the term of the notes by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or other instruments that they deem appropriate. Neither we, the agents nor any of their affiliates can give any assurance that our or their hedging or trading activities will not affect the level of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. It is also possible that we, the agents and any of their affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

We, the agents and/or any of their affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or options or futures on such linked interest rate, linked currency, linked index or linked formula on a regular basis, including, with respect to the agents and/or any of their affiliates, as part of their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the level of a linked interest rate, linked currency, linked index or linked formula, the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes linked to such interest rate, currency, index or formula.

We, the agents and/or any of their affiliates may also issue or underwrite other notes or financial or derivative instruments with returns linked or related to changes in the value of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. By introducing competing products into the marketplace in this manner, we, the agents and any of their affiliates could adversely affect the value of the notes.

Additional Risks Related to Floating Rate Notes

Floating rate notes have risks that conventional fixed rate notes do not.

Because the interest rate of floating rate notes may be based upon Compounded SOFR, EURIBOR, the Federal Funds Rate, the Prime Rate, the Treasury Rate or other such interest rate basis or interest rate formula or combination of rates as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. We have no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events.

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a limited history as compared to other interest rate bases. In addition, the future performance of SOFR cannot be predicted based on its limited historical performance. The level of SOFR during the term of any notes based on SOFR, including Compounded SOFR Notes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes”), may bear little or no relation to the historical level of the Secured Overnight

Financing Rate. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or any SOFR-based notes.

SOFR is relatively new and the method in which it is calculated may change, which could adversely affect the value of SOFR-based notes. SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methods by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-based notes, which may adversely affect the trading prices and marketability of those notes. In addition, the administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

The specific procedures used to determine the interest rate with respect to any Compounded SOFR Notes may not be widely adopted by other market participants, if at all.

The market precedent that exists for securities that use SOFR as the interest rate is relatively new, and the method for calculating a rate of interest based upon the SOFR in those precedents varies. Further, the market precedent that exists for securities that use a compounded daily reference rate (such as Compounded Daily SOFR or Compounded SOFR Index) as the interest rate is relatively new, and the method for calculating a rate of interest based upon a compounded daily reference rate in those precedents varies. For instance, we may issue Compounded SOFR Notes for which the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index (as defined below) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and not by using SOFR published on or in respect of a particular date during the applicable interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on Compounded SOFR Notes during any applicable interest period will not necessarily be the same as the interest rate on other SOFR-based investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such floating rate notes on the applicable interest payment date for such interest period.

In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate described under “Description of Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in Compounded SOFR Notes before making an investment in Compounded SOFR Notes. If the market adopts a different calculation method than used in any Compounded SOFR Notes, that would likely adversely affect the liquidity and market value of any Compounded SOFR Notes.

The total amount of interest payable on Compounded SOFR Notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

As described below under “Description of Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes,” if we issue floating rate notes for which the interest rate is based on Compounded SOFR, the level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the applicable interest determination date for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some investors may be unwilling or unable to trade any such floating rate notes we issue without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of any floating rate notes we issue for which the interest rate is based on Compounded SOFR.

If the initial interest rate, or any then in effect replacement interest rate, applicable to a floating rate note is discontinued or otherwise unavailable, such floating rate note will bear interest by reference to a replacement interest rate calculated as determined pursuant to the applicable note and pricing supplement, which could adversely affect the value of, return on and the price at which you can sell such floating rate notes; there is no guarantee that any replacement interest rate calculation will be a comparable substitute for the initial interest rate.

Each floating rate note will bear interest pursuant to the interest rate formula stated in the applicable note and the applicable pricing supplement. Such interest rate formula will be comprised of an initial interest rate calculation as well as a series of replacement interest rate calculations. Should the initial interest rate calculation or any then in effect replacement interest rate become discontinued or otherwise unavailable, the replacement interest rate, or successor replacement interest rate, will determine the interest on the applicable floating rate note. Such replacement interest rate may not be comparable to the initial interest rate and may adversely affect the value of, return on and price at which you can sell such notes.

For example, if we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the SOFR Index (for any Compounded SOFR Notes), then the interest rate on any SOFR-based floating rate notes we have issued will no longer be determined by reference to the SOFR Index but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement”, as further described under “Description of Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes.” If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), (ii) the International Swaps and Derivatives Association (“ISDA”), (iii) in certain circumstances, us or our designee or (iv) as otherwise specified pursuant to the terms of the applicable issue of floating rate notes. In addition, unless the terms of a particular issue of floating rate notes specify otherwise, the terms of any SOFR-based floating rate notes we issue will expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period”, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on any SOFR-based floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of any SOFR-based floating rate notes we issue in connection with a Benchmark Transition Event, could adversely affect the value of such floating rate notes, the return on such floating rate notes and the price at which you can sell such floating rate notes.

In addition, (i) the composition and characteristics of the replacement rate will not be the same as those of the interest rate formula as defined in the applicable note and the applicable pricing supplement, the replacement interest rate basis will not be the economic equivalent of, and there can be no assurance that the replacement interest rate basis will perform in the same way as, the initial interest rate basis would have at any time, and there is no guarantee that the replacement interest rate basis will be a comparable substitute for the initial interest rate basis, (ii) any failure of the replacement interest rate basis to gain market acceptance could adversely affect such notes, (iii) the replacement interest rate basis may have a more limited history and the future performance of the replacement interest rate basis cannot be predicted based on historical performance, (iv) the secondary trading market for the notes linked to the replacement interest rate basis may be limited, (v) the administrator of the replacement interest rate basis may make changes that could change the value of the replacement rate or discontinue the replacement interest rate basis and has no obligation to consider your interests in doing so and (vi) the replacement interest rate adjustment may be zero or may not be adequate to compensate you for the replacement interest rate.

We or our designee will make certain determinations with respect to floating rate notes we issue, which determinations may adversely affect such floating rate notes.

We or our designee, which may include a calculation agent that we appoint prior to the issuance of any floating rate notes, will make certain determinations with respect to certain floating rate notes that we may issue as further described under “Description of Notes—Interest and Interest Rates—Floating Rate Notes” that may adversely affect the value of and return on those notes. For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to any SOFR-based floating rate notes that we have issued in our or our designee’s sole discretion as further described under “Description of Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes.” Pursuant to these provisions, the interest rate on SOFR-based floating rate notes may be determined by reference to a Benchmark Replacement even if the applicable SOFR-based rate continues to be published. As a result, the interest rate on such floating rate notes may be higher or lower than the applicable SOFR-based rate so long as such rate continues to be published, and the return on, value of and market for such floating rate notes may be adversely affected.

Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee will be conclusive for all purposes and binding on us and the holders of the applicable notes absent manifest error. Any of these determinations may adversely affect the value of such floating rate notes, the return on such floating rate notes and the price at which you can sell such floating rate notes. These potentially subjective determinations may adversely affect the value of any such floating rate notes, the return on any such floating rate notes and the price at which you sell such floating rate notes. For further information regarding these determinations, see “Description of Notes—Interest and Interest Rates—Floating Rate Notes.”

Additional Risks Related to Foreign Currency Notes

Investment in foreign currency notes entails significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars.

If you invest in notes that are denominated and/or payable in a currency or basket of currencies other than U.S. dollars (“foreign currency notes”), you will be subject to significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility that either the United States or foreign governments will impose or modify foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future.

Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of payments made on your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control or because the payment currency is no longer in use. In such cases, we will be allowed to satisfy our obligations on your foreign currency notes in U.S. dollars. See “Special Provisions Relating to Foreign Currency Notes.”

The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. We disclaim any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal or premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters.

Foreign currency judgments are subject to exchange rate risks.

The indenture and the notes (including foreign currency notes) will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which foreign currency notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Consequently, in a lawsuit for payment on the foreign currency notes, investors would bear the currency exchange risk for the exchange rate between the U.S. dollar and such foreign currency until a New York state court judgment is entered, which could be a long time. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversion of foreign currency judgments.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of certain of the agents may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which such agents or their affiliates are lenders. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

DESCRIPTION OF NOTES

The following description of the terms of the notes (the “Notes”) is in addition to, and if and to the extent inconsistent, replaces, the description and general terms of the Notes under “Description of Debt Securities” in the accompanying prospectus. The section titled “Description of Debt Securities” in the accompanying prospectus, together with this prospectus supplement and the applicable pricing supplement and any free writing prospectus, summarizes all of the material terms of the Indenture (as defined below) and the Notes. If the terms of particular Notes described in a pricing supplement are different from those described in this prospectus supplement or in the accompanying prospectus, you should rely on the information in the pricing supplement. The description of the Notes contained herein is a summary of certain provisions of the Notes and the Indenture and does not describe every aspect of the Indenture and the Notes. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the Notes. A copy of the Indenture is an exhibit to the registration statement that includes this prospectus supplement and the accompanying prospectus.

You will find the definitions of capitalized terms used in this “Description of Notes” under the heading “Description of Notes—Certain Definitions” herein. For purposes of this “Description of Notes,” references to “Air Lease,” “Company,” “we,” “our” and “us” refer only to Air Lease Corporation and not to its Subsidiaries. Air Lease Corporation is the issuer of all of the Notes offered under this prospectus supplement. Certain defined terms used in this “Description of Notes” but not defined herein have the meanings assigned to them in the Indenture.

General

We will issue the Notes under an indenture dated as of November 20, 2018 (the “Indenture”) between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as it may be amended or supplemented in accordance with its terms. The Notes will be issued by Air Lease as a series of debt securities under the Indenture designated as Medium-Term Notes, Series A.

The Notes will be our general unsecured senior obligations and will rank equal in right of payment among themselves and with any of our existing and future senior indebtedness. The Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the pledged assets and will be structurally subordinated to all indebtedness and other liabilities of any of our Subsidiaries. The Notes will be senior in right of payment to any of our existing and future obligations that are expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

Under the Indenture, we may issue an unlimited amount of Notes, including our Medium-Term Notes, Series A, as authorized by our Board of Directors from time to time. Currently, our Board of Directors has authorized the issuance under this prospectus supplement of U.S. $20,000,000,000 of Notes from time to time. As the Notes constitute a single series of debt securities under the Indenture, holders of the Notes will vote with holders of all other tranches of the Medium-Term Notes, Series A, including tranches of Medium-Term Notes, Series A issued prior to the date hereof and any future tranches of Medium-Term Notes, Series A, as a single class.

We are offering the Notes on a continuing basis. The Notes will mature on any day that is nine months or more from their Issue Date. Unless specified otherwise in the applicable pricing supplement, the Notes will bear interest at fixed rates or at floating rates determined by reference to one or more of the base rates described below as adjusted by any spread and/or spread multiplier and subject to any maximum interest rate and/or minimum interest rate we may apply to such Notes until their principal is paid or duly made available for payment. Notes may be issued at a premium over, or at discounts, including significant discounts, from, their principal amount payable at Maturity. For further information regarding such discount Notes, see “Description of Notes—Original Issue Discount Notes” and “Material United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Original Issue Discount Notes.”

Unless otherwise specified in the applicable pricing supplement, the Notes will be denominated in U.S. dollars and we will make payments of principal of, and premium, if any, and interest on, the Notes in U.S. dollars. We may also issue Notes that are denominated in, and payments of principal of, and premium, if any, and interest on, such Notes will be made in, a currency or basket of currencies other than U.S. dollars. For more information regarding such foreign currency Notes, see “Special Provisions Relating to Foreign Currency Notes.” Unless otherwise provided in the applicable pricing supplement, the Notes will be issued in fully registered form, in denominations of U.S. $2,000 and integral multiples of U.S. $1,000, and will be represented by one or more global notes.

What Information Will Be in the Pricing Supplement

The applicable pricing supplement to this prospectus supplement and the accompanying prospectus will describe one or more of the following terms of your Note:

•	the stated maturity;

•

the specified currency, currencies, currency unit or composite currency, as applicable, for principal, premium, if any, and interest, if not U.S. dollars, and any special considerations relating to that currency, currencies, currency unit or composite currency, as applicable, including the exchange rate agent, which will determine the relevant exchange rates, and the method of payment with respect to the Notes;

•	the price at which we originally issue your Note, expressed as a percentage of the principal amount, and the Issue Date;

•	whether your Note is a fixed rate Note, a floating rate Note or an indexed Note;

•

if your Note is a fixed rate Note, the annual rate at which your Note will bear interest, if any, the Interest Payment Dates, the regular record dates, and the method for determining interest, if different from that described below under “Description of Notes—Interest and Interest Rates—Fixed Rate Notes” in this prospectus supplement;

•

if your Note is a floating rate Note, the interest rate basis, which may be one of the base rates described below under “Description of Notes—Interest and Interest Rates—Floating Rate Notes—Interest Rate Basis” in this prospectus supplement or another base rate set forth in the applicable pricing supplement; any applicable index currency, spread or spread multiplier or initial, maximum or minimum rate; and the day count fraction and interest reset, determination, calculation (if applicable), regular record and Interest Payment Dates, all of which we describe under “Description of Notes—Interest and Interest Rates—Floating Rate Notes” in this prospectus supplement;

•

if your Note is an indexed Note, the principal amount, if any, we will pay you at Maturity, the amount of interest, if any, we will pay you on an Interest Payment Date or the formula we will use to calculate these amounts, if any, the Interest Payment Dates, the regular record dates, and whether your Note will be exchangeable for or payable in cash, securities of an issuer other than us or other property;

•	whether your Note is an original issue discount Note and if so, the yield to stated maturity;

•

the material United States federal income tax considerations relating to owning and disposing of your Note to the extent such considerations are not set forth below under “Material United States Federal Income Tax Considerations” in this prospectus supplement;

•	the applicable business day convention and the business days, if different from those specified in this prospectus supplement, that apply to your Notes;

•

if applicable, the dates on which or the ranges of dates during which the Notes are redeemable at our option, the applicable redemption price or prices, the terms and conditions upon which the Notes may be redeemed and, if applicable, the calculation of any premium;

•

if applicable, the additional circumstances under which your Note may be redeemed or repaid at the holder’s option before the stated maturity and the terms and conditions of such redemption or repayment;

•	any sinking fund or other mandatory redemption provisions applicable to your Note;

•	the portion of the principal amount of your Note that will be payable if the stated maturity is accelerated, if other than the entire principal amount;

•	whether your Note will be defeasible and any additional conditions or limitations to the defeasance of your Note or any changes to those conditions or limitations;

•	whether and under what circumstances any Additional Amounts with respect to your Note will be payable;

•	the identity of any additional agent through or to whom the Note is being sold; and

•	any other terms of your Note, which could differ from those described in this prospectus supplement and the accompanying prospectus.

The interest rates we offer with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. We may change interest rates or formulas and other terms of the Notes from time to time, but, except in limited circumstances, no change will affect any Note already issued, or as to which we have accepted an offer to purchase, without the consent of the holder of such Note. We may offer Notes with similar variable terms other than interest rates concurrently at any time. We may also concurrently offer Notes having different variable terms to different investors.

No Sinking Fund, Redemption or Repurchase Before Stated Maturity Unless Otherwise Specified

The Notes will not be subject to any sinking fund, unless otherwise provided for in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, we may not redeem the Notes, in whole or in part, at our option before their stated maturity. Unless specified otherwise in the applicable pricing supplement, upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right, if any, to redeem all of the Notes, we will make an offer to purchase all the Notes as described below under “Repurchase Upon Change of Control Repurchase Event,” at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase. In addition to the repurchase of Notes as described below under “Repurchase Upon Change of Control Repurchase Event,” if so indicated in the applicable Notes and the applicable pricing supplement, we will repay the Notes in whole or in part at the option of the holders of the Notes on any optional repayment date specified in the applicable Notes and the applicable pricing supplement. The Notes and the applicable pricing supplement will set forth the terms of any redemption or repurchase, including the date or dates on which, or period or periods during which, and the price or prices, including premium, if any, for which we may redeem, or you may require us to repurchase, any Note.

Listing

Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. No Note will have an established trading market when issued. A market for any particular issue of Notes may not develop.

Other Provisions; Addenda

Any provisions with respect to the Notes, including the determination of an Interest Rate Basis, the specification of Interest Rate Basis, the calculation of the interest rate applicable to a floating rate Note, the Interest Payment Dates, the stated maturity, any redemption or repayment provisions or any other matters may be modified as specified under “Other Provisions” on the face of the Note or in an addendum to the Note and in the applicable pricing supplement.

Interest and Interest Rates

General

Each Note will not bear any interest or will bear interest from and including the Issue Date at the rate per annum or, in the case of a floating rate Note, pursuant to the interest rate formula (the “Interest Rate Basis or Bases”) stated in the applicable Note and in the applicable pricing supplement until the principal of the Note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable (an “Interest Payment Date”) and at Maturity. The first payment of interest on any Note originally issued between a Regular Record Date, as defined below, and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on the next succeeding Regular Record Date.

“Business Day” means, unless specified otherwise in the applicable pricing supplement:

•

for CMS Rate Notes and CMT Rate Notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities;

•

for Compounded SOFR Notes, a day that is both (1) a day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”) and (2) a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities (a “U.S. Government Securities Business Day”); and

with respect to all other Notes:

•	for fixed rate Notes and floating rate Notes:

○	a day that is a New York Business Day;

provided, however, that:

•	with respect to non-U.S. dollar denominated Notes (other than Notes denominated in euro):

○

the day is also a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (a “Principal Financial Center Business Day”);

•	with respect to euro denominated Notes and EURIBOR Notes:

○	the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (T2) System or any successor thereto is open (a “T2 Business Day”);

“Principal Financial Center” means, unless specified otherwise in the applicable pricing supplement:

•

the capital city of the country issuing the Specified Currency except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively; or

•

the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively.

“Index Currency” means the currency specified in the applicable pricing supplement as the currency for which Compounded SOFR will be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency will be U.S. dollars.

“Regular Record Date” will, unless specified otherwise in the applicable pricing supplement, be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date (as the Interest Payment Date may be adjusted by any applicable “business day convention”).

“Specified Currency” means the currency in which a particular Note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

Fixed Rate Notes

Unless specified otherwise in the applicable pricing supplement, each fixed rate Note, other than any Note that does not provide for payment of interest prior to such Note’s Maturity (a “Zero Coupon Note”), will bear interest from and including its Issue Date, or from and including the last interest payment date to which interest has been paid or duly provided for, at the annual rate specified in the applicable pricing supplement until its principal amount is paid or duly made available for payment. Unless specified otherwise in the applicable pricing supplement, interest on fixed rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless specified otherwise in the applicable pricing supplement, we will pay interest on fixed rate Notes semiannually in arrears on the Interest Payment Dates specified in the applicable pricing supplement and at Maturity. Unless specified otherwise in the applicable pricing supplement, if any Interest Payment Date or Maturity of a fixed rate Note falls on a day that is not a Business Day, any principal, premium, if any, or interest payments on such fixed rate Note will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

The amount of interest that has accrued during each interest period—i.e., the period from and including the Issue Date, or the last date to which interest has been paid or duly provided for (which may be an Interest Payment Date, depending on the business day convention that applies to your Notes), to but excluding the next date to which interest will be paid or duly provided for (which may be an Interest Payment Date, depending on the business day convention that applies to your Notes)—on a fixed rate Note, other than Zero Coupon Notes, will be determined by multiplying the principal amount of the Note by an accrued interest factor for the interest period. The accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count fraction specified in your pricing supplement if different from a 360-day year of twelve 30-day months, or otherwise, on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

Interest Rate Basis. Interest on floating rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CMS Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	Compounded SOFR,

•	the Eleventh District Cost of Funds Rate,

•	EURIBOR,

•	the Federal Funds Rate,

•	the Federal Funds OIS Compound Rate,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other domestic or foreign interest rate, any combination of rates, or exchange rate indices or other indices as we may describe in the applicable pricing supplement.

Terms. Each applicable pricing supplement will specify the terms of a floating rate Note, which may include:

•	the Interest Rate Basis or Bases,

•	the interest rate in effect for the period from the Issue Date to the first Interest Reset Date (the “Initial Interest Rate”),

•	the Interest Reset Dates,

•	the Interest Reset Period,

•	the Interest Rate Reset Cutoff Date,

•	the Interest Determination Date,

•	the Interest Payment Dates,

•	the Interest Period,

•	the Interest Calculation Period,

•	the period to stated maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (“Index Maturity”),

•	Maximum Interest Rate and/or Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”),

•	if one or more of the specified Interest Rate Bases is Compounded SOFR, the Index Currency and the Index Maturity;

•	if one or more of the specified Interest Rate Bases is EURIBOR, the Index Maturity;

•	if one or more of the specified Interest Rate Bases is the CMS Rate, the Designated CMS Maturity Index, and

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Reuters Page and the Designated CMT Maturity Index.

The interest rate borne by floating rate Notes will be determined, in general, as described below. However, if a floating rate Note is designated as having an addendum, and the addendum specifies different or additional interest payment terms, the floating rate Note will bear interest at the rate in accordance with the terms described in the addendum and the applicable pricing supplement.

Determination of Interest on Floating Rate Notes. Except as described below or in an applicable pricing supplement, floating rate Notes will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Beginning on the first Interest Reset Date, the rate at which interest on a floating rate Note will be payable will be reset as of each Interest Reset Date.

We may change the Spread, Spread Multiplier, Index Maturity, Designated CMS Maturity Index, Designated CMT Maturity Index, Designated CMT Reuters Page and other variable terms of floating rate Notes from time to time, but, except in limited circumstances, no change will affect any floating rate Note previously issued, or as to which we have accepted an offer to purchase, without the consent of the holder of such Note.

Interest Reset Dates. Each applicable pricing supplement will specify whether the rate of interest on the floating rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or any other specified period (each, an “Interest Reset Period”) and the dates on which the interest rate will be reset (each, an “Interest Reset Date”). Unless specified otherwise in the applicable pricing supplement, the Interest Reset Date will be, in the case of floating rate Notes which reset:

•	daily—each Business Day;

•

weekly—the Wednesday of each week, with the exception of weekly reset floating rate Notes as to which the Treasury Rate is the applicable Interest Rate Basis, which will reset the Tuesday of each week;

•

monthly—the third Wednesday of each month, with the exception of monthly reset floating rate Notes as to which the Eleventh District Cost of Funds Rate is the applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually—the third Wednesday of the month specified in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, if any Interest Reset Date for a floating rate Note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (the “Following Business Day Convention”), except that in the case of a floating rate Note as to which Compounded SOFR or EURIBOR is the applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”). In addition, in the case of a floating rate Note as to which Treasury Rate is the applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding such Interest Reset Date; or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Rate Reset Cutoff Date. A pricing supplement may also specify a date (an “Interest Rate Reset Cutoff Date”) prior to an Interest Reset Date on which the interest rate for a floating rate Note will no longer be subject to adjustment. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date shall be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

Maximum and Minimum Interest Rates. A floating rate Note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the annual rate at which interest may accrue during any interest period (“Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the annual rate at which interest may accrue during any interest period (“Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may be applicable to a floating rate Note under the above provisions, the interest rate on floating rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

Interest Payments. The Interest Payment Dates applicable to a floating rate Note will be specified in the related pricing supplement. Each floating rate Note will accrue interest from the Issue Date at the rates specified in the Note until the principal is paid or otherwise made available for payment. Except as provided below or in an applicable pricing supplement, the Interest Payment Dates for floating rate Notes will be, in the case of floating rate Notes which reset:

•	daily, weekly or monthly—the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually—the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	in each case, at Maturity.

Unless specified otherwise in the applicable pricing supplement, if any Interest Payment Date for a floating rate Note other than an Interest Payment Date at Maturity would otherwise be a day that is not a Business Day, the Interest Payment Date will follow the Following Business Day Convention, except that in the case of a floating rate Note as to which Compounded SOFR or EURIBOR is the applicable Interest Rate Basis, unless specified in the applicable pricing supplement, if the Business Day falls in the next succeeding calendar month, the Interest Payment Date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate Note falls on a day that is not a Business Day, the payment of principal, premium and interest, if any, will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after Maturity to the date of that payment on the next succeeding Business Day.

Unless specified otherwise in the applicable pricing supplement, all percentages resulting from any calculation on floating rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from the calculation on floating rate Notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

Interest payments on floating rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Issue Date, if no interest has been paid), to but excluding the related Interest Payment Date. Interest payments on floating rate Notes made at Maturity will include interest accrued to but excluding the date of Maturity.

Except as specified otherwise in the applicable pricing supplement, each floating rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Issue Date to the date of Maturity, unless specified otherwise in the applicable pricing supplement. If no day count convention is specified in the applicable pricing supplement, interest on floating rate Notes will be paid on an “Actual/360” basis. For floating rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

(1)	the face amount of the floating rate Note;

(2)	the applicable interest rate; and

(3)	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis floating rate Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

For floating rate Notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in the Interest Calculation Period. Unless specified otherwise in the applicable pricing supplement, for floating rate Notes that accrue interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Issue Date in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated.

Unless specified otherwise in the applicable pricing supplement, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates. The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable “Interest Determination Date,” as follows unless specified otherwise in the applicable pricing supplement:

•	the Interest Determination Date for the CMS Rate, the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related Note;

•	the Interest Determination Date for Compounded SOFR will be the second U.S. Government Securities Business Day preceding each Interest Payment Date for the related Note;

•	the Interest Determination Date for EURIBOR will be the second T2 Business Day preceding each Interest Reset Date for the related Note;

•

the Interest Determination Date for the Federal Funds Rate will be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date, as specified in the pricing supplement for the related Note;

•	the Interest Determination Date for the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date for the related Note;

•

the Interest Determination Date for the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “Eleventh District Cost of Funds Rate Notes”;

•

the Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, having the Index Maturity specified in the applicable pricing supplement are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is not held on Monday or Tuesday of the week in which the Interest Reset Date falls and an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction; or

•

the Interest Determination Date for a floating rate Note whose interest rate is determined with reference to two or more Interest Rate Bases, will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date for the floating rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined and compared on that date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Agent and Calculation Date. We may appoint a calculation agent prior to the time of sale of any floating rate Note. Any calculation agent we appoint will be specified in the applicable pricing supplement. If we do not appoint a calculation agent, we will be responsible for making all calculations or determinations as described herein. We will make these calculations and determinations in good faith and absent manifest error, our calculations will be final and binding on holders of the applicable floating rate notes and the Trustee. If we appoint a calculation agent, such calculation agent will make certain calculations or determinations as described herein or in the applicable pricing supplement. To the extent such calculations or determinations are based on a quotation from market providers (including, but not limited to quotations from leading or major banks, brokers, dealers, securities dealers or swap dealers), such calculations or determinations shall be made in accordance with the terms of a calculation agency agreement, between the Company and the appointed calculation agent, with respect to such quotation, calculation or determination. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement and not in its sole discretion. Upon request of the holder of any floating rate Note or the Trustee, the calculation agent (or us, if there is no calculation agent) will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such floating rate Note. The calculation agent will be required to make certain determinations and calculations as summarized in this prospectus supplement. Those determinations or calculations will be conclusive for all purposes and binding on holders of the applicable floating rate Notes, the Trustee and the Company without any liability on the part of the calculation agent. Unless specified otherwise in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date, will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

•	the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

The Trustee shall have no responsibility or liability for calculations made by the calculation agent (or us, if there is no calculation agent) and shall be entitled to conclusively rely on the accuracy of such calculations.

CMS Rate Notes. CMS Rate Notes (“CMS Rate Notes”) will bear interest at the rates (calculated with reference to the CMS Rate and the Spread and/or Spread Multiplier, if any) specified in the CMS Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CMS Rate” means the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen ICESWAP1 Page or any Successor Source as of 11:00 a.m., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semiannual swap rate quotations provided by five leading swap dealers (which may include one or more of the agents, the calculation agent or their respective affiliates) in the New York City interbank market selected by the calculation agent (after consultation with us) as of approximately 11:00 a.m., New York City time on the related Interest Determination Date. For this purpose, the semiannual swap rate means the mean of the bid and offered rates for the semiannual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction having the Designated CMS Maturity Index specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to SOFR compounded in arrears with a designated maturity of three months. The calculation agent will request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(2) If fewer than three swap dealers selected by the calculation agent are quoting as referred to in clause (1) above, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

“Designated CMS Maturity Index” means the original period to stated maturity of the CMS Rate specified in the applicable pricing supplement with respect to which the CMS Rate will be calculated.

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

CMT Rate Notes. CMT Rate Notes (“CMT Rate Notes”) will bear interest at the rates (calculated with reference to the CMT Rate and any Spread and/or Spread Multiplier and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CMT Rate” means, for the applicable Interest Determination Date, any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified above is FRBCMT or any Successor Source; and

•

the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified above is FEDCMT or any Successor Source.

The following procedures will be followed if the CMT rate cannot be determined as described above:

(1)	If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines (after consultation with us) to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(2)

If the information described in clause (1) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent as a yield to stated maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the agents, the calculation agent or their respective affiliates) in New York City selected by the calculation agent (after consultation with us) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original stated maturity equal to the Designated CMT Maturity Index specified in the applicable pricing supplement, a remaining term to stated maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original stated maturity as described above have remaining terms to stated maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to stated maturity will be used.

(3)

If the calculation agent cannot obtain three Treasury notes quotations as described in clause (2) above, the calculation agent will determine the CMT Rate to be a yield to stated maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in clause (2) above, for Treasury notes with an original stated maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to stated maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(4)

If fewer than five but more than two of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

(5)

If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to stated maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no stated maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

“Designated CMT Reuters Page” means the Reuters Page specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.

Commercial Paper Rate Notes. Commercial Paper Rate Notes (“Commercial Paper Rate Notes”) will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread

Multiplier, if any) specified in the Commercial Paper Rate Notes and the applicable pricing supplement. Commercial Paper Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, as specified in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Commercial Paper Rate” means the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in the H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1) If the rate referred to above is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, as of the applicable Interest Determination Date of three leading dealers (which may include one or more of the agents, the calculation agent or their respective affiliates) of U.S. dollar commercial paper in The City of New York, selected by the calculation agent (after consultation with us) for U.S. dollar commercial paper having the Index Maturity designated in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency.

(2) If the dealers selected by the calculation agent are not quoting as mentioned in clause (1) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15 or any Successor Source.

“Money Market Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360	×	100
360 – (D× M)

where:

“D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Compounded SOFR Notes. Compounded SOFR Notes (“Compounded SOFR Notes”) will bear interest at the rates (calculated with reference to Compounded SOFR and the Spread and/or Spread Multiplier, if any) specified in the Compounded SOFR Notes and the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, a base rate designated as “Compounded SOFR” means the rate computed in accordance with the following formula:

(	SOFR IndexEnd	–1)	x	(360)
	SOFR IndexStart			dc

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Interest Payment Date relating to such interest period; and

“dc” is the number of calendar days in the relevant Observation Period.

“SOFR Index,” with respect to any U.S. Government Securities Business Day, means:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions below where:

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website;

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR);

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or the website of a successor administrator of SOFR; and

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period.

The SOFR Index, which the Federal Reserve Bank of New York started publishing on March 2, 2020, measures the cumulative impact of compounding the SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the SOFR.

Compounded SOFR Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

If we (or our designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us (or our designee) pursuant to this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or our designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

Certain Defined Terms. As used in this “Compounded SOFR Notes” subsection:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us (or our designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the margin specified in the applicable pricing supplement and such margin shall be applied to the Benchmark Replacement to determine the interest payable on such Compounded SOFR Notes, provided that the Trustee shall have no responsibility or liability for calculations made pursuant to this definition and shall be entitled to conclusively rely on the accuracy of such calculations.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that we (or our designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our designee) determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to “Benchmark” also include any reference rate underlying such Benchmark.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us (or our designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate Notes (“Eleventh District Cost of Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 a.m., San Francisco time, on the applicable Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 11:00 a.m., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date.

(2) If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in clause (1) on or before the related Calculation Date for the calendar month immediately preceding the applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

EURIBOR Notes. EURIBOR Notes (“EURIBOR Notes”) will bear interest at the rates (calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any) specified in the EURIBOR Notes and in the applicable pricing supplement.

“EURIBOR” means:

(1) the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the applicable Interest Determination Date; or

(2) if the rate referred to in clause (1) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market, which may include affiliates of the agents, to provide the calculation agent with its offered quotation for deposits in euros for the period of the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1 million in euros that is representative for a single transaction in euros in such market at such time; or

(3) if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in euros to leading European banks, having the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in such market at such time; or

(4) if the banks so selected by us are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Federal Funds Rate Notes. Federal Funds Rate Notes (“Federal Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Federal Funds Rate” means the rate with respect to the applicable Interest Determination Date as set forth in the H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.”

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the agents, the calculation agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the calculation agent (after consultation with us), as of a time before 9:00 a.m., New York City time on the applicable Interest Determination Date.

(2) If the brokers so selected by the calculation agent are not quoting as referred to in clause (1) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds OIS Compound Rate Notes. Federal Funds OIS Compound Rate Notes (“Federal Funds OIS Compound Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds OIS Compound Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds OIS Compound Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, the “Federal Funds OIS Compound Rate” on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in the H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, that (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related day, FEDFUNDi for that day will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the agents, the calculation agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of

New York, selected by the calculation agent (after consultation with us) as of a time before 9:00 a.m., New York City time on the applicable day; (2) if the brokers so selected by the calculation agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day; and (3) if the rate is not displayed on Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date;

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

Prime Rate Notes. Prime Rate Notes (“Prime Rate Notes”) will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Prime Rate” means the rate on the applicable Interest Determination Date set forth in the H.15 Daily Update opposite the caption “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank (which may include one or more of the agents, the calculation agent or their respective affiliates) that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:00 a.m. New York City time, for the applicable Interest Determination Date.

(2) If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by three major banks (which may include one or more of the agents, the calculation agent or their respective affiliates) in New York City, selected by the calculation agent (after consultation with us), as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

(3) If the banks selected by the calculation agent are not quoting as described in clause (2) above, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the applicable Interest Determination Date.

“Reuters Page US PRIME 1” means the display designated as the “US PRIME 1” page on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. Banks.

Treasury Rate Notes. Treasury Rate Notes (“Treasury Rate Notes”) will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Treasury Rate” means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(2) If the rate described in clause (1) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement set forth in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills (secondary market).”

(3) If the rate described in clause (2) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills (secondary market).”

(4) If the rate described in clause (3) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers (which may include one or more of the agents, the calculation agent or their respective affiliates), selected by the calculation agent (after consultation with us), for the issue of Treasury Bills with a remaining stated maturity closest to the Index Maturity specified in the applicable pricing supplement.

(5) If the dealers selected by the calculation agent are not quoting as described in clause (4) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	×	100
360 – (D × M)

Where:

“D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

“N” refers to 365 or 366, as the case may be; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Indexed Notes

We may from time to time offer Notes (“Indexed Notes”) with the amounts payable determined by reference to:

•	the price or prices of specified commodities or stocks;

•	interest rate indices;

•	interest rate swap or exchange rate swap indices;

•	the exchange rate of one or more specified currencies relative to another currency; or

•	other indices as may be specified in the Notes and described in the applicable pricing supplement.

Holders of Indexed Notes may receive amounts at Maturity that are greater than or less than the face amount of the Indexed Notes. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity and any applicable historical information and other considerations, including material tax considerations, associated with Indexed Notes, will be set forth in the applicable pricing supplement. See “Risk Factors—Floating rate notes have risks that conventional fixed rate notes do not” in this prospectus supplement for a description of risks associated with Indexed Notes.

For purposes of determining the voting rights of a holder of an Indexed Note indexed as to principal under the Indenture, the principal amount of the Indexed Note will be deemed to be equal to the face amount of that Note upon issuance.

Original Issue Discount Notes

We may issue the Notes as original issue discount Notes (“Original Issue Discount Notes”). An Original Issue Discount Note is a Note, including any Zero Coupon Note, which is issued at a price lower than the Note’s principal amount and which provides that upon redemption, repurchase or acceleration of the Note’s stated maturity an amount less than the Note’s principal amount will be payable. If an Original Issue Discount Note is redeemed, repaid or accelerated prior to the Note’s stated maturity, the amount payable to the holder of such a Note will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the stated maturity of such a Note. Original Issue Discount Notes and other Notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations” in this prospectus supplement. Additional considerations relating to Original Issue Discount Notes may be addressed in the applicable pricing supplement.

Repurchase Upon Change of Control Repurchase Event

Unless specified otherwise in the applicable pricing supplement, upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right, if any, to redeem all of the Notes, we will make an offer to purchase all the Notes as described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase.

Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to provide a notice to each holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if such Change of Control is consummated after such proposed Change of Control Payment Date and such Change of Control Offer has therefore not been consummated as of such Change of Control Payment Date, the Company shall make a Change of Control Offer within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent at the address specified in the notice, or transfer such Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date.

If the Change of Control Payment Date is on or after a Regular Record Date, but on or prior to the related Interest Payment Date, any accrued and unpaid interest to but excluding the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Notes validly tendered and not withdrawn under its offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole under certain circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether the Company is obligated to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Optional Redemption

The applicable pricing supplement will, if applicable, specify the dates on which or the ranges of dates during which the Notes are redeemable at our option, the applicable redemption price or prices, the terms and conditions upon which the Notes may be redeemed and, if applicable, the calculation of any premium. Unless otherwise provided in the applicable pricing supplement, we may not redeem the Notes, in whole or in part, at our option before their stated maturity. If so indicated in the applicable Notes and the applicable pricing supplement, we may redeem the Notes at our option on any date or range of dates specified in the applicable Notes and the applicable pricing supplement. If so indicated in the applicable Notes and the applicable pricing supplement, we may redeem the related Notes at any time in whole or, from time to time, in part at our option at the applicable redemption price specified in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, we must provide written notice of redemption not more than 60 nor less than 10 days before the redemption date. Unless otherwise provided in the applicable pricing supplement, we will redeem the Notes in increments of $1,000, provided that any remaining principal amount will be at least an authorized denomination of the Notes. If less than all the Notes with equivalent terms other than original offering price are to be redeemed, the Trustee shall select, not more than 60 days prior to the redemption date, by lot and in accordance with the procedures of the depositary, from the Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. The pricing supplement will set forth the detailed terms of any redemption, including the price or prices, including premium, if any, at which the Notes may be redeemed.

If the redemption date of a Note is on or after a Regular Record Date, but on or prior to the related Interest Payment Date, any accrued and unpaid interest to but excluding the redemption date will be paid on the redemption date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above.

Repayment at the Option of Holder

In addition to the repurchase of Notes as described under “Repurchase Upon Change of Control Repurchase Event” above, if so indicated in the applicable Notes and the applicable pricing supplement, we will repay the Notes in whole or in part at the option of the holders of the Notes on any optional repayment date specified in the applicable Notes and the applicable pricing supplement. If one or more repayment dates, or range of repayment dates, is specified in a pricing supplement, the applicable Notes will be subject to repayment, in whole or in part, as specified in that pricing supplement, on any repayment date, or during any range of repayment dates, at the option of the holder upon not less than 30 days’ nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount of Notes to be repaid, plus accrued and unpaid interest, if any, to but excluding the repayment date. Unless specified otherwise in the applicable pricing supplement, a holder may exercise that option with respect to less than the entire principal amount of a Note, if the portion remaining outstanding after such repayment is an authorized denomination. Unless specified otherwise in the applicable pricing supplement, exercise of a repayment option by a holder will be irrevocable.

Unless specified otherwise in the applicable pricing supplement, notice of a registered holder’s option to elect repayment of a Note consists of delivery to the trustee of the Note and a duly completed form, with signature guaranteed, entitled “Option of Holder to Elect Purchase” on the reverse of the Note at least five business days prior to the end of the notice period.

Because your Notes will be represented by a global note, the nominee of DTC will be the holder entitled to exercise any right of repayment. In order to ensure that DTC’s nominee will timely exercise any right of repayment with respect to a particular Note, the beneficial owner of an interest in the related global note must instruct the broker or other direct or indirect participant through which it holds such interest to notify DTC of its desire to exercise any right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the participant through which it owns that interest in the related global note for the cut-off times for that participant. All notices must be executed by a duly authorized officer of a DTC-participant, with signature guaranteed, and will be irrevocable. In addition, the beneficial owners are deemed to have effected delivery of the related interests in the global notes at the time those notices of election are given to DTC by causing the participant to transfer such beneficial owner’s interest in the global note or notes representing those interests, on DTC’s records, to the trustee.

Additional Notes

We may, from time to time, without the consent of any holder of any Notes, create and issue additional Notes that have the same terms and conditions as Notes previously issued, or the same except for the public offering price, Issue Date and, in some cases, first Interest Payment Date. These additional Notes may be consolidated with the outstanding Notes to form a single series. Any additional Notes shall be issued under a separate CUSIP or ISIN number unless the additional Notes are issued pursuant to a “qualified reopening” of the original series or are otherwise treated as part of the same “issue” of debt instruments as the original series, in each case for U.S. federal income tax purposes.

Payments on the Notes; Paying Agent and Registrar

We have initially appointed the Trustee to act as our paying agent (the “Paying Agent”) and registrar (the “Registrar”), acting through the Trustee’s corporate trust office at, for purposes of surrender, transfer or exchange, 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, and, for all other purposes, One Columbus Circle, Trust and Agency Services, 17th Floor, New York, New York, 10019. We may change the Paying Agent or the Registrar without prior notice to the holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on Notes issued in global form and registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. The registered holder of a Note will be treated as the owner of it for all purposes.

Amendments and Waivers

The Indenture and the Notes may be amended as described in the Base Prospectus under “Description of Debt Securities—Modification and Waiver—Modification of Indenture”; provided that no amendment, supplement or waiver may, without the consent of each holder of Notes affected, change the time at which any Note may be redeemed or repurchased as described above under “Description of Notes—Optional Redemption” or “Description of Notes—Repurchase Upon Change of Control Repurchase Event,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Rating Event”).

Defaults under the Indenture may be waived as described in the Base Prospectus under “Description of Debt Securities—Modification and Waiver—Waiver of Default.” At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Notes may rescind and annul such declaration and its consequences as provided under “Description of Debt Securities—Rescission and Annulment.”

Certain Definitions

Unless specified otherwise in the applicable pricing supplement, the following defined terms are applicable to the Notes in addition to any other defined terms in the Indenture that are not defined herein.

“Below Investment Grade Rating Event” means, with respect to an issuance of Notes, that at any time within 60 days (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a

Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on such Notes are lowered, and such Notes are rated below an Investment Grade Rating, by (i) one Rating Agency if such Notes are rated by less than two Rating Agencies, (ii) both Rating Agencies if such Notes are rated by two Rating Agencies or (iii) at least a majority of such Rating Agencies if such Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating of such Notes to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction in the rating of such Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

•

the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

•	the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Repurchase Event” means, with respect to an issuance of Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to such Notes.

“Investment Grade Rating” means a rating equal to or higher than BBB– by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency.

“Issue Date” means, with respect to an issuance of Notes, the first date of issuance of such Notes.

“Maturity” when used with respect to a Note, means the date on which the principal of such Note or an installment of the principal of or premium on such Notes becomes due and payable as therein or herein provided, whether at the stated maturity or by declaration of acceleration, call for redemption at the option of the Company, upon repurchase or repayment at the option of the holder or otherwise, and includes a redemption date for such Note and a date fixed for the repurchase or repayment of such Note at the option of the holder.

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to an issuance of Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry Procedures

Upon issuance, all notes in book-entry form having the same date of issue, stated maturity date and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be in the form of one or more fully registered global notes (“Global Notes”). Unless otherwise specified in the applicable pricing supplement, each Global Note will be issued in a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof and will be deposited with DTC in New York, New York or its nominee. This means that the Company would not issue certificates to each holder. Unless otherwise specified in the applicable pricing supplement, each Global Note will be issued in the name of Cede & Co., DTC’s nominee, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificate, a Global Note may not be transferred, except that DTC, its nominees, and their successors may transfer a Global Note as a whole to one another.

Beneficial interests in Global Notes will be shown on, and transfers of Global Notes will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own notes held by DTC only through a participant.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Note.

DTC has provided the Company with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the agents.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes represented by one or more Global Notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued or in other limited circumstances set forth in the indenture governing the notes.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or the paying agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and will effect delivery of the notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the paying agent’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the paying agent. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but the Company takes no responsibility for its accuracy.

Same-day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until the Company issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. The Company can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Euroclear and Clearstream, Luxembourg

If the depository for a Global Note is DTC, you may hold interests in the Global Note through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in each case, as a participant in DTC.

Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

The following provisions will apply to foreign currency notes in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established. Any information that is provided in the applicable pricing supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The information described in this prospectus supplement is directed to prospective purchasers who are United States residents. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own financial and legal advisors with regard to such matters.

Purchase of Foreign Currency Notes

Unless otherwise specified in the applicable pricing supplement, purchasers of foreign currency notes will be required to pay for such notes in the specified currency.

Payment of Principal, Premium and Interest

Unless otherwise specified in the applicable note and the applicable pricing supplement, the principal of, and premium, if any, and interest on, foreign currency notes will be payable by us in the specified currency; provided, however, that we will nevertheless pay principal of, and premium, if any, and interest on, foreign currency notes in U.S. dollars:

•

if the notes are represented by Global Notes deposited with, or on behalf of, DTC, as depositary, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency;

•	if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and

•	if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. See “—Payment Currency” below.

U.S. dollar amounts that we owe to holders of foreign currency notes will be based on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers in The City of New York selected by us (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for U.S. dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

Unless otherwise specified in the applicable pricing supplement, if a note is represented by a Global Note, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related Global Note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date, in the case of a payment of interest, or prior to the fifteenth Business Day prior to Maturity, in the case of a payment of principal and/or premium, of that beneficial owner’s election. The participant must notify DTC of that election on or prior to the third Business Day after the record date or on or prior to the fifteenth Business Day prior to Maturity, as the case may be. DTC will notify the paying agent of the election on or prior to the fifth Business Day after the record date or on or prior to the tenth Business Day prior to Maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the paying agent, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about Global Notes, see “Book-Entry, Delivery and Form.”

Unless otherwise specified in the applicable pricing supplement, if you are a holder of foreign currency notes in certificated form you may elect to receive payment of the principal of, and premium, if any, and interest on, the foreign currency notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in The City of New York on or prior to the record date or at least fifteen calendar days prior to Maturity, as the case may be. You may make this request in writing (mailed, hand delivered or sent by facsimile transmission). You need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the record date or at least fifteen calendar days prior to Maturity, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in U.S. dollars. We will pay principal and any premium or interest on foreign currency notes in certificated form in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars.

We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date, other than at Maturity, to the persons entitled thereto as their addresses shall appear in the note register or, by wire transfer to a bank account designated by the holder; provided, however, that such payments may, under certain circumstances, be paid in U.S. dollars as described below under “—Payment Currency.” The principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at Maturity will be paid by wire transfer of immediately available funds to a bank account designated by the holder at least fifteen days before Maturity, provided that the bank has appropriate facilities to receive the wire transfer and that the note is presented and surrendered at the office of the paying agent in The City of New York in time for the paying agent to make such payments in such funds in accordance with its normal procedures. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, unless otherwise specified in the applicable pricing supplement or alternative arrangements are made, we will pay amounts in the specified currency by wire transfer only to any such bank account that is outside the United States.

Payment Currency

If a specified currency is not available in our good faith judgment for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, we will be entitled to satisfy our obligations to holders of foreign currency notes, unless otherwise specified in the applicable pricing supplement, by making that payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below) as computed by the exchange rate agent on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement or as otherwise determined by us in good faith, if the foregoing is impracticable. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the notes.

The “Market Exchange Rate” for a specified currency means the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

The foreign currency notes will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York rendering a judgment in respect of a foreign currency note would be required to render the judgment in the specified currency, and the foreign currency judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, a holder of a foreign currency note would bear the currency exchange risk for the exchange rate between the U.S. dollar and such foreign currency until a New York state court judgment is rendered, which could be a long time. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversion of foreign currency judgments. Under the Indenture, we have agreed, to the fullest extent we may effectively do so under applicable law, that if for the purpose of obtaining judgment in any court it is necessary to convert any amount due in respect of a foreign currency note in the specified currency of such note into a currency in which a judgment will be rendered (the “judgment currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the trustee could purchase in The City of New York that specified currency with the judgment currency on the New York Banking Day preceding the date on which a final unappealable judgment is given. “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Our obligations to make payments on a foreign currency note in such note’s specified currency (i) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment for any amount due under such note, which judgment requires payment in a currency other than such specified currency unless such tender or recovery shall result in the actual receipt, by the holder of the note, of the full amount of such specified currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action if actual receipt shall fall short of the full amount of such specified currency expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture.

Foreign Currency Risk Factors

As indicated in the “Risk Factors” section of this prospectus supplement, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), all in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address the Medicare contribution tax imposed on certain investment income or any alternative minimum tax. In addition, this discussion does not address U.S. federal income tax consequences relevant to a holder’s particular circumstances (such as the effects of special tax accounting rules under Section 451(b) of the Code) or consequences relevant to holders subject to particular rules, including, without limitation:

•	certain former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons deemed to sell the notes under the constructive sale provisions of the Code;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations and entities or arrangements treated as partnerships for U.S. federal income tax purposes; and

•	tax-exempt organizations or entities (including “individual retirement accounts” or “Roth IRAs”), or governmental organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships considering an investment in the notes, and their partners, should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that a holder of the notes, in each case, is entitled under the terms of the notes to receive payments at or prior to maturity that, in the aggregate, are equal to at least 100% of the principal amount of the notes.

In addition, we will not attempt to ascertain whether any issuers of any shares to which the notes may relate (whether an individual stock or a component of a stock index; such shares hereafter referred to as “Underlying

Shares”) are treated as “passive foreign investment companies” within the meaning of Section 1297 of the Code (“PFICs”) or as “U.S. real property holding corporations” within the meaning of Section 897 of the Code (“USRPHCs”). If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders (as defined below) in the case of a PFIC and to non-U.S. holders (as defined below) in the case of a USRPHC, upon the sale, exchange, redemption, retirement or other taxable disposition (any of the foregoing, a “taxable disposition”) of the notes. Prospective holders of the notes should refer to information filed with the Securities and Exchange Commission or another governmental authority by any issuer of the Underlying Shares and consult their own tax advisor regarding the possible consequences to them if any issuer of Underlying Shares is or becomes a PFIC or a USRPHC.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. The applicable pricing supplement may contain a discussion of the special U.S. federal income tax consequences applicable to particular notes, including foreign currency or other indexed notes, notes the issuance of which is a reopening of an existing series, and notes as to which we have the option to extend the stated maturity. Accordingly, prospective holders of such particular notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific notes offered thereunder.

The discussion below assumes that the notes will be classified as our indebtedness for U.S. federal income tax purposes, and you should be aware that in the event of an alternative characterization, the tax consequences to you would differ from those discussed below. We will summarize any additional or different material U.S. federal tax considerations relevant to a particular issue of the notes in the applicable pricing supplement.

YOU SHOULD CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS RELEVANT TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. holder. For purposes of this discussion, a “U.S. holder” is a beneficial owner of the notes who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) or (2) has in effect a valid election under applicable Treasury regulations to continue to be treated as a United States person.

Payments of Stated Interest

Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest paid with respect to original issue discount notes, short-term notes, floating rate notes, contingent payment notes and foreign currency notes are described under “—Original Issue Discount Notes,” “—Short-Term Notes,” “—Floating Rate Notes,” “—Contingent Payment Notes” and “—Foreign Currency Notes,” respectively, below.

Taxable Disposition of the Notes

Subject to the discussions below, a U.S. holder will recognize taxable gain or loss on a taxable disposition of a note generally equal to the difference, if any, between the amount realized and the U.S. holder’s adjusted tax basis in the note. For these purposes, the “amount realized” generally will be the amount of cash and the fair market value of any property received in exchange for the note, less amounts attributable to any accrued but unpaid qualified stated interest (as defined below). Any amounts attributable to accrued but unpaid qualified stated interest generally will be taxable as ordinary interest income to the extent not previously included in income. A U.S. holder’s “adjusted tax basis” in a note generally will be equal to the amount that the U.S. holder paid for the note, increased by the amount of any market discount, original issue discount or any discount with respect to a short-term note previously included in income by the U.S. holder with respect to the note, and reduced by any amortized bond premium, any principal payments the U.S. holder received and, in the case of an original issue discount note, any other payments that do not constitute qualified stated interest.

Except as described below or as otherwise provided in the applicable pricing supplement, any gain or loss recognized on the taxable disposition of a note will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of the taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Exceptions to this general rule apply in the case of short-term notes, to the extent of any accrued discount not previously included in taxable income. See “—Short-Term Notes” below. In addition, other exceptions to this general rule apply in the case of notes that are acquired with market discount, contingent payment notes and certain foreign currency notes. See the discussions under “—Market Discount,” “—Contingent Payment Notes” and “—Foreign Currency Notes,” respectively, below. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Original Issue Discount Notes

General. Notes that are issued at an “issue price” less than their “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as “original issue discount notes”) unless the notes satisfy a de minimis test (as described below) or are contingent payment notes or short-term notes (each as defined below). The amount of original issue discount will be equal to the excess of the “stated redemption price at maturity” over the issue price. The “issue price” of each note in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash. The “stated redemption price at maturity” of the notes equals the sum of all payments required under the notes other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable in cash or property (other than in our debt instruments) and meets all the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the note; and

•	it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.

For a note that provides for interest only at a single fixed rate, qualified stated interest is equal to the outstanding principal balance of the note multiplied by the fixed rate of interest. Subject to the discussion below under “—Original Issue Discount Notes Subject to Early Redemption,” if a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the note will be issued with original issue discount. See “—Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.

Subject to any additional discussion in the applicable pricing supplement and to the discussion below regarding reopenings, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a note is equal to the note’s stated issue price indicated in the applicable pricing supplement.

Notes will not be considered to have original issue discount if the difference between their stated redemption price at maturity and their issue price is less than a de minimis amount, defined by applicable Treasury regulations, generally, as 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of a note that is an “installment obligation” (as defined by applicable Treasury regulations), multiplied by the weighted average maturity. The “weighted average maturity” of a note that is an installment obligation is the sum of the following amounts determined for each payment under the note other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the note until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note’s stated redemption price at maturity. If a U.S. holder holds notes with less than a de minimis amount of original issue discount, the U.S. holder will include this original issue discount in income as capital gain on a pro rata basis as principal payments are made on the notes. Notwithstanding the foregoing sentence, if a note has less than a de minimis amount of original issue discount, then all stated interest (including stated interest that would otherwise be characterized as original issue discount) is treated as qualified stated interest.

A U.S. holder will be required to include any qualified stated interest payments in income in accordance with its method of accounting for U.S. federal income tax purposes. However, a U.S. holder generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent those payments do not constitute qualified stated interest.

A U.S. holder that holds original issue discount notes with a maturity upon issuance of more than one year also will be required to include original issue discount in income (as ordinary income) for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments corresponding to this income. Under this method, a U.S. holder generally will be required to include in income the sum of the “daily portions” of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year in which the U.S. holder held that note (“accrued original issue discount”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the original issue discount allocable to that accrual period. The “accrual period” for an original issue discount note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of original issue discount allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating original issue discount for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued original issue discount for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the note other than a payment of qualified stated interest. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. We are required to provide information returns stating the amount of original issue discount accrued on notes held by persons of record other than certain exempt holders.

A U.S. holder may make an election to include in gross income all interest that accrues on any notes (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election, once made, may be revoked only with the permission of the IRS.

Additional rules applicable to original issue discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies other than the U.S. dollar, are described under “—Foreign Currency Notes” below.

Reopenings. Treasury regulations provide specific rules regarding whether, for U.S. federal income tax purposes, additional notes issued in a reopening of an existing series will be considered part of the same issue, with the same issue price, issue date and (with respect to holders) adjusted issue price, as the original notes issued previously with the same terms. Except as provided otherwise in an applicable pricing supplement, we intend to treat additional notes issued by us in any reopening as part of the same issue as the original notes to which they relate, and we therefore expect that the amount of any original issue discount on such additional notes generally will be the same as that of the original notes to which they relate. However, if the IRS were to successfully challenge such treatment, the additional notes would not be treated as part of the same issue as the original notes and, therefore, the amount of original issue discount on an additional note could differ from that of an original note. In that event, because persons responsible for information reporting with respect to the notes may not be able to determine whether original notes or additional notes are held by a particular U.S. holder, such persons may report an amount of original issue discount to the U.S. holder and the IRS that exceeds the amount required to be included in the U.S. holder’s income.

Original Issue Discount Notes Subject to Early Redemption. Original issue discount notes subject to one or more unconditional “call options” (i.e., our unconditional option to redeem the notes prior to the stated maturity date) or one or more unconditional “put options” (i.e., a holder’s unconditional option to require redemption of the notes prior to maturity) may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the notes. Under applicable Treasury regulations, an unconditional call option will be presumed to be exercised if the exercise of the option will lower the yield on the notes. Conversely, an unconditional put option will be presumed to be exercised if the exercise of the option will increase the yield on the notes. In either case, if an option that was presumed to be exercised is not in fact exercised, the notes would be treated, solely for purposes of calculating original issue discount, as if they were redeemed, and new notes were issued, on the presumed exercise date for an amount equal to the notes’ adjusted issue price.

Short-Term Notes

In the case of a note that matures (taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance (a “short-term note”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, U.S. holders of short-term notes generally will be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term note, unless a U.S. holder elects to compute this discount using tax basis instead of issue price.

A U.S. holder that is a cash method taxpayer will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the U.S. holder elects to do so. If a U.S. holder does not make such election, the U.S. holder should include the stated interest payments on the short-term notes, if any, as ordinary income upon receipt. Except in the case of stated interest payments, a U.S. holder that is a cash method taxpayer will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a taxable disposition, as described below. A U.S. holder that is a cash method taxpayer that does not make the election to include the discount in income on an accrual basis may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the short-term notes until the discount on the notes is included in income. U.S. holders should consult their own tax advisors regarding these deferral rules.

A U.S. holder that is an accrual method taxpayer will be required to include the discount in income (as ordinary income) as it accrues on a straight-line basis, unless the U.S. holder makes an election to accrue the discount according to a constant yield method based on daily compounding. In the case of floating rate notes that are treated as short-term notes and that provide for a rate that sets in arrears, it is not clear how any accrual should be determined. You should consult your tax advisor regarding the amount and timing of any accruals on such notes.

If a U.S. holder was not required, and did not elect, to include the discount in income as it accrues, any gain the U.S. holder recognizes upon a taxable disposition of the short-term notes generally will be treated as ordinary income to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of the disposition, any excess generally will be treated as short-term capital gain, and any loss recognized generally will be treated as a short-term capital loss. If a U.S. holder recognizes a loss upon a taxable disposition of short-term notes and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS. U.S. holders should consult their own tax advisors regarding this reporting obligation, as discussed under “—Disclosure Requirements” below.

Floating Rate Notes

Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

•	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at current values of:

○	one or more “qualified floating rates”, as defined in the applicable Treasury regulations;

○	a single fixed rate and one or more “qualified floating rates”;

○	a single “objective rate”, as defined in the applicable Treasury regulations; or

○	a single fixed rate and a single “objective rate” that is a “qualified inverse floating rate”, as defined in the applicable Treasury regulations; and

•	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes are denominated. In general, a variable rate is not a “qualified floating rate” if it is subject to (i) a restriction or restrictions on the maximum stated interest rate (a “cap”), (ii) a restriction or restrictions on the minimum stated interest rate (a “floor”), (iii) a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “governor”), or (iv) any other restrictions similar to (i), (ii) or (iii). Notwithstanding the preceding sentence, the following restrictions will not cause a variable rate to fail to be a qualified floating rate:

•	a cap, floor, or governor that is fixed throughout the term of the floating rate note;

•

a cap or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly less than the expected yield determined without the cap;

•

a floor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more than the expected yield determined without the floor; or

•

a governor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more or significantly less than the expected yield determined without the governor.

In general, an “objective rate” is a rate that is not a qualified floating rate but that is determined using a single fixed formula that is based on objective financial or economic information. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If floating rate notes provide for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the notes, the qualified floating rates together constitute a single qualified floating rate. If interest on the notes is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 0.25% of each other.

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that floating rate notes will qualify as “variable rate debt instruments.” Under the applicable Treasury regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with original issue discount, as described below in “—Floating Rate Notes that Provide for a Single Variable Rate” and “—Floating Rate Notes that Provide for Multiple Rates.” If a floating rate note does not qualify as a variable rate debt instrument, then the floating rate note generally will be treated as a contingent payment debt instrument. In some cases, there may be uncertainty regarding whether a particular floating rate note is a variable rate debt instrument or a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under “—Contingent Payment Notes” below.

Floating Rate Notes that Provide for a Single Variable Rate. All stated interest on a floating rate note will constitute qualified stated interest and will be taxed as described above in “—Payments of Stated Interest” if:

•	the floating rate note provides for stated interest at a single variable rate throughout the term thereof; and

•

the stated interest on the floating rate note is unconditionally payable in cash or other property (other than our debt instruments), or will be constructively received under Section 451 of the Code, at least annually.

Thus, such a floating rate note generally will not be treated as issued with original issue discount unless the floating rate note is issued at an issue price below its stated principal amount and the difference between the issue price and the stated principal amount is equal to or greater than a specified de minimis amount, as described above under “—Original Issue Discount Notes.”

If a floating rate note that provides for stated interest at a single variable rate is issued with original issue discount equal to or greater than a specified de minimis amount, the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such a floating rate note are determined under the rules applicable to fixed rate debt instruments, discussed under “—Payments of Stated Interest” and “—Original Issue Discount Notes” above, by assuming that the variable rate is a fixed rate equal to:

•	in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

•	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

Floating Rate Notes that Provide for Multiple Rates. In general, other than as discussed above regarding certain notes with multiple rates within 0.25% of each other as of the issue date, a floating rate note that provides for (i) multiple floating rates or (ii) one or more floating rates in addition to a single fixed rate will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. A floating rate note must be converted into an “equivalent” fixed rate debt instrument by substituting for any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that provides for stated interest at a single fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the substitute qualified floating rate or qualified inverse floating rate, as appropriate, rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument, and a U.S. holder of the floating rate note will account for such qualified stated interest and original issue discount as if the U.S. holder held the “equivalent” fixed rate debt instrument, as described under “—Payments of Stated Interest” and “—Original Issue Discount Notes” above.

In each accrual period, the amount of qualified stated interest (or, in certain circumstances, original issue discount) allocable to the accrual period must be increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument. This increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period. Otherwise, this increase or decrease is an adjustment to OID for the accrual period.

Market Discount

If a U.S. holder purchases notes (other than short-term notes or contingent payment notes) other than at initial issuance (excluding an initial issuance in a reopening) for an amount that is less than their stated redemption price at maturity (or, in the case of original issue discount notes, their adjusted issue price), the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes. However, if such difference is less than 0.25% of the notes’ “stated redemption price at maturity” multiplied by the number of complete years to maturity after the U.S. holder’s purchase, the notes will be considered to have only “de minimis market discount,” which in general will not be treated as market discount for U.S. federal income tax purposes.

If a note has market discount, a U.S. holder generally will be required to treat any principal payment on, or any gain on the taxable disposition of, the notes as ordinary income to the extent of the market discount accrued on the notes at the time of the payment or disposition unless this market discount has been previously included in income by a U.S. holder pursuant to an election by the U.S. holder to include market discount in income as it accrues or pursuant to a constant yield election by such U.S. holder as described under “—Original Issue Discount Notes” above. If a U.S. holder makes a constant yield election (as described under “—Original Issue Discount Notes” above) for a note acquired with market discount, the U.S. holder will be deemed to have made both the election to accrue market discount on the note on a constant yield method and the election to include market discount in income currently as it accrues (both as described below) for the taxable year in which the note was acquired.

If a U.S. holder disposes of the notes in certain nontaxable transactions, accrued market discount will be includible as ordinary income by the U.S. holder as if the U.S. holder had sold the notes in a taxable transaction at their then fair market value.

In addition, a U.S. holder may be required to defer, until the maturity of the notes or their earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such notes. A U.S. holder may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. A U.S. holder should consult its tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of a U.S. holder’s purchase of a note to the maturity date of the note, unless the U.S. holder elects to accrue on a constant yield method based on a compounding of interest. However, in the case of installment obligations that are acquired with market discount, special rules may apply in determining the accrual of market discount. A U.S. holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. An election to accrue market discount on a current basis will apply to all debt instruments acquired with market discount that a U.S. holder acquires on or after the first day of the first taxable year to which the election applies, and the election may be revoked only with the consent of the IRS.

Acquisition Premium and Amortizable Bond Premium

If a U.S. holder purchases original issue discount notes for an amount that is greater than the notes’ adjusted issue price but less than or equal to the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, the U.S. holder will be considered to have purchased the notes at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that a U.S. holder must include in gross income with respect to the notes for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If a U.S. holder purchases notes (other than contingent payment notes) for an amount that is greater than the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, the U.S. holder generally will be considered to have purchased the notes with amortizable bond premium. In general, amortizable bond premium with respect to any notes will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, and the U.S. holder may elect to amortize this bond premium, using a constant yield method, over the remaining term of the notes. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made, and the election may be revoked only with the consent of the IRS.

A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in its income with respect to the notes in that accrual period. Special rules may apply in the case of notes that are subject to optional redemption that may have the effect of reducing the amount of amortizable bond premium on those notes or deferring the amortization of the bond premium. In addition, if a U.S. holder purchases notes with amortizable bond premium that were issued with original issue discount, the U.S. holder will not be required to include any original issue discount in income with respect to the notes.

If a U.S. holder makes a constant yield election (as described under “—Original Issue Discount Notes” above) for a note with amortizable bond premium, the election will result in a deemed election to amortize bond premium for the taxable year in which the note was acquired.

Pre-issuance Accrued Interest

The price that an investor must pay for notes issued in a reopening of an existing series typically includes amounts attributable to interest accrued during the period from the most recent interest payment date for the original notes to which the additional notes relate (or, if there has not yet been an interest payment date, the issue date of the original notes) to, but excluding, the date that the additional notes are issued (“pre-issuance accrued interest”). Pre-issuance accrued interest generally will be included in the accrued interest paid with respect to the additional notes on the first interest payment date after the issuance of the additional notes. Unless otherwise provided in the applicable pricing supplement, in accordance with applicable Treasury regulations, for U.S. federal income tax purposes, we will treat any additional notes as having been purchased for a price that does not include any pre-issuance accrued interest, including for purposes of determining any market discount or amortizable bond premium. If the additional notes are so treated, the portion of the first stated interest payment equal to the pre-issuance accrued interest will be deemed to be a non-taxable return of pre-issuance accrued interest and, accordingly, will not be taxable as interest on the additional notes.

Contingent Payment Notes

General. Certain floating rate notes that do not qualify as “variable rate debt instruments” as described above and certain other notes providing for contingent payments may be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (and such notes are referred to in this discussion as “contingent payment notes”). Contingent payment notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent payment debt regulations”) as providing for contingent payments.

Pursuant to the contingent payment debt regulations, a U.S. holder holding contingent payment notes will be required to accrue interest income on the contingent payment notes on a constant yield basis, based on a comparable yield, as described below, regardless of whether the U.S. holder uses the cash or accrual method of accounting for U.S. federal income tax purposes. No interest payments on contingent payment notes are “qualified stated interest” payments.

The contingent payment debt regulations provide that a U.S. holder must accrue an amount of ordinary interest income as original issue discount for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of the contingent payment notes equal to the product of:

•	the adjusted issue price (as defined below for purposes of this section) of the contingent payment notes as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the contingent payment notes, adjusted for the length of the accrual period; and

•	the number of days during the accrual period that the U.S. holder held the contingent payment notes divided by the number of days in the accrual period.

The “adjusted issue price” of contingent payment notes is their issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below, and without regard to actual amounts paid) previously deemed made with respect to the contingent payment notes.

The term “comparable yield” as used in the contingent payment debt regulations means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent payment notes and (ii) the applicable federal rate (which is published monthly by the IRS).

The contingent payment debt regulations require that we provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on any contingent payment notes. This schedule must produce a yield to maturity that equals the comparable yield.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine interest accruals and adjustments thereto in respect of the contingent payment notes for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the contingent payment notes.

Adjustments to Interest Accruals on Contingent Payment Notes. If, during any taxable year, a U.S. holder receives actual payments with respect to contingent payment notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a “net positive adjustment” under the contingent payment debt regulations equal to the amount of such excess. U.S. holders must treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. holder receives in a taxable year actual payments with respect to the contingent payment notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. holder will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment:

•	will first reduce the U.S. holder’s interest income on the contingent payment notes for that taxable year;

•

to the extent of any excess, will give rise to an ordinary loss to the extent of the U.S. holder’s interest income on the contingent payment notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

•

to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent payment notes or to reduce the amount realized on a taxable disposition of the contingent payment notes.

Special rules will apply if one or more contingent payments on the contingent payment notes become fixed. If one or more contingent payments on the contingent payment notes become fixed more than six months prior to the date each such payment is due, U.S. holders will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the relevant contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on the contingent payment notes become fixed substantially contemporaneously, the U.S. holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the notes. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent payment debt regulations. A U.S. holder’s tax basis in the notes and the character of any gain or loss on the taxable disposition of the notes will also be affected. U.S. holders should consult their own tax advisors concerning the application of these special rules.

Taxable Disposition of Contingent Payment Notes. Generally, the taxable disposition of contingent payment notes will result in taxable gain or loss to U.S. holders. The amount of gain or loss on a taxable disposition of contingent payment notes will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received, including the fair market value of any stock received (the “amount realized”), and (b) the U.S. holder’s adjusted tax basis in the contingent payment notes. As discussed above, to the extent that a U.S. holder has any net negative adjustment carryforward, the U.S. holder may use such net negative adjustment from a previous year to reduce the amount realized on the taxable disposition of the contingent payment notes.

For purposes of determining the amount realized on the scheduled retirement of the notes, a U.S. holder will be treated as receiving the projected amount of any contingent payment due at maturity. As previously discussed, to the extent that actual payments with respect to the notes during the year of the scheduled retirement, including a contingent payment at maturity, are greater or less than the projected payments for such year, the U.S. holder will incur a net positive or net negative adjustment, as the case may be.

A U.S. holder’s adjusted tax basis in contingent payment notes generally will be equal to the U.S. holder’s original purchase price for the contingent payment notes, increased by any interest income previously accrued (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent payment notes (without regard to the actual amount paid).

Gain recognized by a U.S. holder upon a taxable disposition of contingent payment notes generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent payment notes, and, thereafter, capital loss (which will be long-term if the contingent payment notes have been held for more than one year). The deductibility of capital losses is subject to limitations. If a U.S. holder recognizes a loss upon a taxable disposition of contingent payment notes and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS. U.S. holders should consult their own tax advisors regarding this reporting obligation, as discussed under “—Disclosure Requirements” below.

Purchase of Contingent Payment Notes at a Price Other Than the Adjusted Issue Price. If a U.S. holder purchases contingent payment notes for an amount that differs from the adjusted issue price of the contingent payment notes at the time of purchase, the U.S. holder will be required to make additional positive or negative adjustments to interest income on the contingent payment notes equal to the difference between the purchase price of the contingent payment notes and their adjusted issue price at the time of purchase. If the purchase price of the contingent payment notes is less than their adjusted issue price at the time of purchase, a positive adjustment will result, and if the purchase price is greater than their adjusted issue price at the time of purchase, a negative adjustment will result. A U.S. holder will be required to reasonably allocate the positive or negative adjustment (as the case may be) to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the contingent payment notes) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the contingent payment notes, and not to a change in interest rates) over the remaining term of the contingent payment notes. If the contingent payment notes are listed on a national securities exchange or an interdealer quotation system sponsored by a national securities association, a U.S. holder generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described above) over the remaining term of the contingent payment notes. This pro rata allocation, however, would not be reasonable, and thus would not be permitted, to the extent that the allocation produces a deemed yield on the contingent payment notes that is less than the applicable federal rate for the contingent payment notes as of the purchase date (determined as if the remaining term of the contingent payment notes were the term of the contingent payment notes). Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, a U.S. holder’s adjusted tax basis in the contingent payment notes at the time such adjustment is required to be taken into account.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to U.S. holders that hold notes denominated in a single specified currency other than the U.S. dollar, or have payments of interest or principal payable in or determined by reference to the value of a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” The U.S. federal income tax consequences of the ownership and disposition of other currency-linked notes and nonfunctional currency contingent payment debt instruments are not discussed in this prospectus supplement and will be discussed in the applicable pricing supplement.

The rules applicable to foreign currency notes could require a U.S. holder to recognize gain or loss that is attributable to fluctuations in foreign currency exchange rates (“foreign currency exchange gain or loss”), which gain or loss will be characterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on a U.S. holder’s particular situation. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. U.S. holders that use the cash method of accounting for U.S. federal income tax purposes and receive a payment of qualified stated interest (or proceeds from a taxable disposition attributable to accrued qualified stated interest) in a foreign currency with respect to foreign currency notes will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency. If a U.S. holder is a cash method holder and receives a payment of qualified stated interest in U.S. dollars, the U.S. holder generally will be required to include the amount of this payment in income upon receipt. If a U.S. holder is a cash method holder, to the extent that the U.S. holder is required to accrue original issue discount on foreign currency notes, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.

U.S. holders that use the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by acquisition premium and amortizable bond premium to the extent applicable, each calculated in the relevant foreign currency) that has accrued and is otherwise required to be taken into account with respect to foreign currency notes during an accrual period. The U.S. dollar value of the accrued income generally will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. holder may, however, elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If a U.S. holder makes this election, the U.S. holder must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. In addition to the interest income accrued as described above, a U.S. holder will recognize foreign currency exchange gain or loss (which will not be treated as interest income or expense) with respect to accrued interest income (including original issue discount) on the date the payments of interest (or original issue discount) are received (or proceeds from a taxable disposition of the foreign currency notes attributable to accrued interest are received). The amount of foreign currency exchange gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period

(or, where the U.S. holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Any foreign currency exchange gain or loss will be ordinary income or loss.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency exchange gain or loss (which will not be treated as interest income or expense) is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period as a return of principal. Any foreign currency exchange gain or loss will be ordinary income or loss.

Foreign Currency Notes with Market Discount. If any foreign currency notes are treated as having been acquired with market discount (as described under “—Market Discount” above), the market discount includible in income upon the receipt of a principal payment, or on the taxable disposition of the notes, generally will be determined by translating the market discount (determined in the relevant foreign currency) into U.S. dollars at the spot rate on the date of the payment or disposition. If a U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A U.S. holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Tax Basis in Foreign Currency Notes. A U.S. holder’s initial tax basis in foreign currency notes will be the U.S. holder’s U.S. dollar cost. Subject to the discussion below of foreign currency notes that are traded on an established market, a U.S. holder’s U.S. dollar cost for foreign currency notes that are purchased with foreign currency will be the U.S. dollar value of the foreign currency amount paid for such foreign currency notes determined on the date of the purchase. If a U.S. holder purchases foreign currency notes with previously owned foreign currency, the U.S. holder will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency notes on the date of purchase.

Taxable Disposition of Foreign Currency Notes. Foreign currency exchange gain or loss realized upon the taxable disposition of foreign currency notes generally will be ordinary income or loss which will not be treated as interest income or expense. Foreign currency exchange gain or loss generally will equal the difference between (i) the U.S. dollar value of the foreign currency amount the U.S. holder paid for such notes (excluding any bond premium previously amortized), determined by translating the relevant foreign currency into U.S. dollars at the spot rate on the date the payment is received in exchange for the foreign currency notes or the foreign currency notes are disposed of, and (ii) the U.S. dollar value of the foreign currency amount the U.S. holder paid for such notes (excluding any bond premium previously amortized), determined by translating the relevant foreign currency into U.S. dollars at the spot rate on the date the U.S. holder acquired or was deemed to acquire the foreign currency notes. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency exchange gain or loss realized upon the taxable disposition of any foreign currency notes (including with respect to accrued interest) will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the taxable disposition of the foreign currency notes. Any gain or loss realized by a U.S. holder in excess of the foreign currency exchange gain or loss generally will be capital gain or loss (subject to the discussions above under “—Short-Term Notes” and “—Market Discount”). If a U.S. holder recognizes a loss upon a taxable disposition of foreign currency notes and such loss is above certain thresholds, then the U.S. holder may be required to file a disclosure statement with the IRS. U.S. holders should consult their own tax advisors regarding this reporting obligation, as discussed under “—Disclosure Requirements” below. Subject to the discussion below of foreign currency notes that are traded on an established market, if a U.S. holder receives foreign currency upon the taxable disposition of foreign currency notes, the amount realized by the U.S. holder for purposes of determining gain or loss (as discussed above) will be the U.S. dollar value of the foreign currency received, determined on the date of the taxable disposition.

A cash method taxpayer that buys or sells foreign currency notes that are traded on an established market will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

U.S. holders will have a tax basis in any foreign currency received as interest on foreign currency notes or on the taxable disposition of foreign currency notes equal to the U.S. dollar value of the foreign currency, determined on the date the foreign currency is received. Any gain or loss realized on a taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Backup Withholding and Information Reporting

A U.S. holder generally will be subject to information reporting when such holder receives payments on the notes or receives proceeds from a taxable disposition of the notes. A U.S. holder will be subject to backup withholding with respect to payments of the foregoing amounts if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which, for an individual, ordinarily is his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	in the case of interest, is notified by the IRS that the holder has previously failed to properly report interest or dividend payments; or

•

in the case of interest, fails to certify, under penalties of perjury, that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. holders are exempt from information reporting and backup withholding, including corporations. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Disclosure Requirements

Applicable U.S. Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of certain documents and records related to the transaction. In addition, certain organizers, sellers and advisors with respect to such transactions are required to maintain records, including lists identifying certain investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria. Whether an investment in the notes constitutes a “reportable transaction” for a U.S. holder depends on the U.S. holder’s particular circumstances. U.S. holders should consult their own tax advisors concerning any possible disclosure obligation that they may have with respect to an investment in the notes and should be aware that we (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a non-U.S. holder. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

Payments of Interest

Subject to the discussions below of Section 871(m) of the Code, backup withholding and Sections 1471-1474 of the Code (commonly referred to as “FATCA”), interest (which, for purposes of this discussion of non-U.S. holders, includes any original issue discount) paid on a note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income or withholding tax provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership;

•	the non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

either (1) the non-U.S. holder certifies on the applicable IRS Form W-8 provided to the applicable withholding agent under penalties of perjury that it is not a “United States person” within the meaning of the Code and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. holder holds its note directly through a “qualified intermediary” and certain conditions are satisfied; and

•	the interest is not contingent on our profits, revenues or on changes in the value of our property or otherwise described in Section 871(h)(4) of the Code.

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder that is not effectively connected with a United States trade or business generally will be subject to a 30% U.S. federal withholding tax. However, a non-U.S. holder may be entitled to a partial or complete exemption from such tax under an applicable tax treaty. To claim such an exemption, the non-U.S. holder must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, or other appropriate IRS Form W-8, as applicable, claiming the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of residence. Non-U.S. holders that do not timely provide the applicable withholding agent the required certification, but that qualify for a reduced income treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such interest is attributable) and the non-U.S. holder provides the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI, such interest will not be subject to U.S. federal withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation, the non-U.S. holder may be subject to a branch profits tax on its effectively connected earnings and profits, subject to adjustments, at a rate of 30% (or such lower rate specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Taxable Disposition of Notes

Subject to the discussions below of Section 871(m) of the Code and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the taxable disposition of the notes (other than any amount allocable to accrued and unpaid interest or original issue discount, which generally will be treated as interest and subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) with respect to its effectively connected earnings and profits for the taxable year, subject to adjustments.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Section 871(m) of the Code

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) impose a 30% tax, which generally would be collected by means of withholding, on “dividend equivalents” paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Under certain circumstances, Section 871(m) could apply to notes offered under this prospectus supplement that are linked to U.S. equities or indices that include U.S. equities (such as certain indexed notes), even in cases where no current payment is made under the notes or where the notes do not provide for any payment that is explicitly linked to a dividend. Non-U.S. holders could also be required to make certifications prior to, or upon the taxable disposition of the notes in order to avoid or minimize withholding obligations, and non-U.S. holders could be subject to withholding (subject to a potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding is required, we generally will not be required to pay any additional amounts with respect to amounts withheld. Where warranted, we will disclose further information regarding the possible application of Section 871(m) in the applicable pricing supplement. Non-U.S. holders should consult their own tax advisors concerning the potential application of Section 871(m) (and any regulations or other official guidance) to payments received with respect to the notes.

Backup Withholding and Information Reporting

A non-U.S. holder generally will not be subject to backup withholding with respect to payments of interest made to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a “United States person” within the meaning of the Code, and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns will be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a taxable disposition of the notes within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a taxable disposition of the notes outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on a properly completed and duly executed IRS Form W-8BEN, W-8BEN-E, or another applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” within the meaning of the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability, if any, or may claim a refund if certain information is timely provided to the IRS.

Possible Taxable Event

Certain modifications to the terms of the notes, including, under certain circumstances, the designation of a successor reference rate, could result in a “significant modification” of the affected notes. A significant modification generally would result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a non-U.S. holder. You should consult your tax advisor regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

FATCA

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest (including any original issue discount) or dividends (including dividend equivalents) on, or (subject to the proposed Treasury regulations discussed below) gross proceeds from the taxable disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as specifically defined for purposes of FATCA), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as specifically defined for purposes of FATCA) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as specifically defined for purposes of FATCA), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Regulations proposed by the U.S. Treasury Department indicate an intent to eliminate the requirement under FATCA of withholding on payments of gross proceeds (other than amounts treated as interest). The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

Holders should consult their tax advisors regarding the FATCA withholding rules and whether they may be relevant to the ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans (including individual retirement accounts (“IRAs”) and “Keogh” plans) and other arrangements that are subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii), referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or any authority or control over the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

A fiduciary of a Plan should consider, among other things, fiduciary standards under ERISA, the Code or any applicable Similar Law in the context of the particular circumstances of such Plan before authorizing an investment in the notes with the assets of any Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws. A fiduciary of a Plan should also consider whether the investment is in accordance with the documents and instruments governing the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions (referred to as “prohibited transactions”) involving “plan assets” with persons who have certain specified relationships to the Covered Plan (including “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), unless an exemption is available. If we, an agent or any of our or their respective affiliates are considered a party in interest or disqualified person with respect to a Covered Plan, then the investment in notes by the Covered Plan may constitute or result in a prohibited transaction unless the investment is acquired and held in accordance with an applicable statutory, class or administrative exemptions from the prohibited transaction rules under ERISA and the Code. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts) and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan receives no less, and pays no more, than adequate consideration in connection with the transaction.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should consult with counsel and carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a Covered Plan’s investment in the notes. If a Covered Plan engaged in a non-exempt prohibited transaction, the transaction may require “correction” and may cause the fiduciary of the Covered Plan to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Plans that are governmental plans, non-U.S. plans and certain church plans, while not necessarily subject to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a Plan considering an investment in the notes should consult with its counsel before purchasing notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Representations

By purchasing or holding the notes, each purchaser and subsequent transferee shall be deemed to represent that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes or any interest therein constitutes assets of any Plan or (ii) the purchase, other acquisition, holding, and disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

If you are the fiduciary or other person considering whether to purchase and hold the notes on behalf of, or with the assets of, any Plan, you should consult your own legal counsel for further guidance. Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA or Similar Laws and do not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of notes to a Plan in connection with the initial offer and sale hereunder is in no respect a representation by us, the agents or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any Plan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in a distribution agreement, dated May 6, 2024, among us and the agents named therein, we are offering the notes on a continuous basis through BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc., Arab Banking Corporation B.S.C., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Deutsche Bank Securities Inc., Emirates NBD Bank PJSC, Fifth Third Securities, Inc., First Citizens Capital Securities, LLC, Goldman Sachs & Co. LLC, Huntington Securities, Inc., ICBC Standard Bank Plc, KeyBanc Capital Markets Inc., Lloyds Securities Inc., Loop Capital Markets LLC, M&T Securities, Inc., Mischler Financial Group, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., NatWest Markets Securities Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. The agents have agreed to use their reasonable best efforts to solicit orders to purchase notes at 100.000% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay to the applicable agents a commission, which may be in the form of discount or otherwise, to be specified in the applicable pricing supplement.

We may also arrange for notes to be sold through any agent acting as principal or we may sell notes directly to investors. We also may sell notes to any agent as principal for the agent’s account at a price agreed upon at the time of sale. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100.000% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity. Any agent may sell any notes purchased by it as principal to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by the agent. If we sell notes directly to investors, no commission or discount will be paid to the agents.

We may also enter into separate arrangements with firms other than the agents which allow such firms to purchase all or a portion of the notes for resale to the public. The name of any firm, the underwriting discount and the initial public offering price for such notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering and sale of the applicable notes.

We reserve the right to withdraw, cancel or modify any offering without notice and may reject orders or proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part.

Agents may sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and may provide all or any portion of the discount received in connection with their purchase from us to these dealers. An agent may allow, and dealers may re-allow, a discount to certain other dealers. After the initial offering of the notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the discount may be changed. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act.

The notes will not have an established trading market when issued. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Certain of the agents may make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with this indemnification. We have also agreed to reimburse the agents for certain expenses, including, in certain circumstances, the reasonable fees and expenses of their counsel.

Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the specified currency, as the case may be, in The City of New York on the date of settlement.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agent(s) will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If such agent or agents creates or create, as the case may be, a short position in notes (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

Neither we nor any of the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the agents make any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

In addition to the offerings of notes described herein, debt securities having terms substantially similar to the terms of the notes offered hereby (but constituting a separate series of debt securities for purposes of the Indenture) may be offered outside the United States by us on a continuing basis, concurrently with the offering of the notes hereby. We may also sell notes, other debt securities or other securities pursuant to another prospectus supplement to the accompanying prospectus.

We may enter into hedging transactions in connection with any particular issue of notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of notes, or an affiliate of that agent. Certain of the agents and their affiliates may receive compensation, trading gain or other benefits in connection with the hedging transactions described above.

Conflicts of Interest

Some of the agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, Deutsche Bank Securities Inc., one of the agents, is an affiliate of the Trustee of the Indenture of the notes offered hereby and the indentures governing our other outstanding notes. Affiliates of the agents may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the agents or their affiliates are lenders. In addition, certain affiliates of the agents are or have been lenders under our and our subsidiaries’ credit facilities and term loans, for which they have received or will receive fees under agreements they have entered into with us or our subsidiaries.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the agents or their affiliates have a lending relationship with us, certain of those agents or their affiliates routinely hedge, and certain other of those agents may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If an agent for a particular offering of notes or its affiliates receives more than 5% of the proceeds of such offering, not including underwriting compensation, then such offering will be conducted in compliance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, as administered by FINRA. Under FINRA Rule 5121, such agent will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Arab Banking Corporation B.S.C. (“ABC”) is not a United States registered broker-dealer. To the extent ABC intends to effect sales of notes in the United States, it will do so through one or more United States registered broker-dealers in accordance with the applicable United States securities laws and regulations.

ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Notwithstanding anything to the contrary in the distribution agreement, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell notes constituting part of its allotment solely outside the United States.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) . Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in Hong Kong

Each agent:

(a)

has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes, except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b)

has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act, as amended (the “Financial Instruments and Exchange Act”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”) and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, qualified investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this prospectus supplement in Israel, at our sole discretion, to investors who are not considered qualified investors, provided that the number of such investors in Israel shall be no greater than 35 in any 12-month period.

Prohibition of Sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal)

Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cooley LLP. The agents have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

AIR LEASE CORPORATION

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Rights

Purchase Contracts

Units

Offered, from time to time, by Air Lease Corporation

From time to time in one or more offerings, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our securities.

Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AL.” The applicable prospectus supplement and/or free writing prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time in one or more offerings, sell any combination of securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms “Company,” “ALC,” “we,” “our” and “us,” such terms refer to Air Lease Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings are available to the public free of charge on the SEC’s website at www.sec.gov.

Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation

General Counsel and Corporate Secretary

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on February 15, 2024);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 18, 2024);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (filed with the SEC on May 6, 2024) ;

•

our Current Reports on Form  8-K filed with the SEC on January  24, 2024, February  28, 2024, March  27, 2024 and April 30, 2024 (with respect to Items 1.01, 2.03 and Exhibit 10.1 of Item 9.01(d) only); and

•

the description of our capital stock contained in our Registration Statement on Form 8-A, filed on April 4, 2011, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 4, 2021, including any amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus and the accompanying prospectus supplement, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” “seeks” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed in the section titled “Risk Factors” beginning on page 8 of this prospectus and in our most recent Annual Report on Form 10-K, and elsewhere in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, including the following factors, among others:

•	our inability to obtain additional capital on favorable terms, or at all, to acquire aircraft, service our debt obligations and refinance maturing debt obligations;

•	increases in our cost of borrowing, decreases in our credit ratings, or changes in interest rates;

•	our inability to generate sufficient returns on our aircraft investments through strategic acquisition and profitable leasing;

•

the failure of an aircraft or engine manufacturer to meet its contractual obligations to us, including or as a result of manufacturing flaws and technical or other difficulties with aircraft or engines before or after delivery;

•	our ability to recover losses related to aircraft detained in Russia, including through insurance claims and related litigation;

•	obsolescence of, or changes in overall demand for, our aircraft;

•

changes in the value of, and lease rates for, our aircraft, including as a result of aircraft oversupply, manufacturer production levels, our lessees’ failure to maintain our aircraft, inflation, and other factors outside of our control;

•	impaired financial condition and liquidity of our lessees, including due to lessee defaults and reorganizations, bankruptcies or similar proceedings;

•	increased competition from other aircraft lessors;

•	the failure by our lessees to adequately insure our aircraft or fulfill their contractual indemnity obligations to us, or the failure of such insurers to fulfill their contractual obligations;

•	increased tariffs and other restrictions on trade;

•	changes in the regulatory environment, including changes in tax laws and environmental regulations;

•

other events affecting our business or the business of our lessees and aircraft manufacturers or their suppliers that are beyond our or their control, such as the threat or realization of epidemic diseases, natural disasters, terrorist attacks, war or armed hostilities between countries or non-state actors; and

•	any additional factors discussed under “Part I—Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement. Further, any forward-looking statement speaks only as of the date on which it is made, and we do not intend and undertake no obligation to update any forward-looking statement to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

AIR LEASE CORPORATION

Air Lease Corporation is a leading aircraft leasing company that was founded by aircraft leasing industry pioneer, Steven F. Udvar-Házy. We are principally engaged in purchasing the most modern, fuel-efficient new technology commercial jet aircraft directly from aircraft manufacturers, such as Airbus S.A.S. and The Boeing Company, and leasing those aircraft to airlines throughout the world with the intention to generate attractive returns on equity. In addition to our leasing activities, we sell aircraft from our fleet to third parties, including other leasing companies, financial services companies, airlines and other investors. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference.”

Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider the risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, dated as of November 20, 2018, by and between the Company and Deutsche Bank Trust Company Americas, as the trustee, as may be amended and supplemented from time to time. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture.

The following summary of the terms of our debt securities and the Indenture sets forth certain general terms that apply to the debt securities, except to the extent modified with respect to one or more series of debt securities to be issued under the Indenture. The particular terms of any series of debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of the Indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or the Indenture.

We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part. Forms of debt securities and any supplemental indentures or officers’ certificates, as the case may be, containing the terms of the debt securities being offered will be filed as exhibits to the registration statement or as exhibits to documents that will be incorporated by reference from reports that we file with the SEC. We urge you to read these documents before you invest in the debt securities.

This summary is subject to and qualified in its entirety by reference to, all the provisions of the Indenture and the certificates evidencing a particular series of debt securities. You will find the definitions of capitalized terms used in this “Description of Debt Securities” under the heading “Description of Debt Securities—Certain Definitions” herein. Terms used in the following summary and not defined have the meanings given to those terms in the Indenture.

For purposes of this “Description of Debt Securities,” references to “Company,” “we,” “our” and “us” refer only to Air Lease Corporation and not to its Subsidiaries. As used in this “Description of Debt Securities,” references to the principal of and any premium and interest on the debt securities include Additional Amounts, if any, payable on the debt securities in that context.

Provisions Applicable to Indenture

General

The Indenture does not limit the amount of debt securities that we may issue thereunder, nor does it limit the amount of other debt or other securities that we may issue. The Indenture provides that we may issue debt securities thereunder from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance.

Under the Indenture, we may, without the consent of or notice to the holders of any debt securities under the Indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under the Indenture. This means that, in circumstances where the Indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and ranking of the series of the debt securities (including the terms of any subordination provisions);

•	the aggregate principal amount of the debt securities of the series and any limit thereon;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series will be payable, or the method or methods, if any, used to determine such date or dates;

•

any interest rate, which may be fixed or variable, the method, if any, used to determine such rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the basis used to calculate interest on the debt securities of the series;

•

the place or places where (1) payments on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange and (3) notices or demands to or upon us or the Trustee in respect of the debt securities of the series or the Indenture may be served;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities of the series;

•	any sinking fund or analogous provision;

•	the denominations in which the debt securities of the series will be issued;

•

whether payments on the debt securities of the series will be payable in Foreign Currency, whether payments will be payable by reference to any index, formula or other method, and whether we or the holders of the debt securities of the series will be able to elect for payments to be made in any other currency or currency units;

•	the portion of the principal amount of debt securities of the series that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the debt securities of the series are defeasible and any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	whether the debt securities of the series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	any deletions from or changes or additions to the Events of Default or covenants in the Indenture;

•	conversion rights with respect to the debt securities of the series, if any;

•	whether and under what circumstances any Additional Amounts with respect to the debt securities of the series will be payable;

•	whether the debt securities of the series will be guaranteed, whether upon issuance or the occurrence of certain events;

•	collateral security for the debt securities of the series, if any; and

•	other specific terms of the debt securities of the series.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the Indenture. The Trustee will act as the security registrar for any series of debt securities unless otherwise specified in the applicable prospectus supplement. We or the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to us and the designated security registrar. Each series of debt securities will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made to a holder for any such registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Every certificated debt security presented or surrendered for registration of transfer or for exchange will (if so required by us or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the designated security registrar duly executed by the holder thereof or his attorney duly authorized in writing.

Global Debt Securities

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be a clearing agency registered under the Exchange Act, (ii) we, in our sole discretion, determine that such global debt security will be exchangeable for certificated debt securities and execute and deliver to the designated security registrar a written request providing that such global debt security shall be so exchangeable, (iii) there has occurred and is continuing an Event of Default with respect to such global debt security or (iv) there exists such circumstances, if any, in addition to or in lieu of the foregoing as have been specified in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Redemption and Repurchase

The debt securities of any series may be redeemable at the Company’s option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Company at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Certain Covenants

Limitation on Liens

Except as provided below, the Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), without thereby expressly securing all of the debt securities outstanding under the

Indenture (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Leases, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, such debt securities will be so secured thereby; provided, that, this restriction shall not apply to any Lien on any property existing as of the date of the Indenture or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(1)	any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(2)

any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (a) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (b) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(3)	Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(4)

a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(5)	mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(6)

any Lien arising out of a judgment or award against the Company with respect to which the Company shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company is a party;

(7)

any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the Company’s business;

(8)

any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks related to the Company’s or any of its Subsidiaries’ indebtedness for borrowed money and not for speculative purposes; provided, however, that the collateral securing any Liens permitted by this subsection (8) shall be limited to U.S. dollars, Foreign Currency and/or Government Obligations;

(9)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the date of the Indenture or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(10)

other Liens not permitted by any of subsections (1) through (9) above on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (10) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (10) subsequent to the date of the Indenture, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

This covenant does not limit Liens that do not secure indebtedness for borrowed money or Capital Leases. Any lien that is granted to secure debt securities outstanding under the Indenture pursuant to the preceding two paragraphs will be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure such debt securities under the preceding two paragraphs.

Consolidation, Merger and Sale of Assets

The Company will not (i) consolidate with or merge with or into or wind up into any other Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in one or more related transactions, to any Person, in each case, unless:

(1)

the resulting, surviving or transferee Person (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(2)

the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Indenture and all of the debt securities outstanding thereunder pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default with respect to the debt securities of any series shall have occurred and be continuing; and

(4)

the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

For the purpose of this covenant, Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the properties and assets of the Company and its subsidiaries, taken as a whole.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are “Events of Default” with respect to the debt securities of any series outstanding under the Indenture:

(1)

default in any payment of interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series when such interest or such Additional Amounts, as the case may be, become due and payable, which default continues for a period of 30 days;

(2)

default in the payment of principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration, upon repurchase or repayment at the option of the Holder, or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series, which default continues for a period of 30 days;

(4)

default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to any debt security of that series (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this section specifically addressed or which covenant or warranty has been included in the Indenture solely for the benefit of one or more series of debt securities other than the applicable series of debt securities), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)

default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $200.0 million (the “Threshold Amount”) when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount for such series becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable; provided, however, that in connection with any series of the Convertible Notes, (a) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (b) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (c) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

(6)

certain events of bankruptcy, insolvency or reorganization of the Company or a guarantor, if any, of the debt securities of that series, and, in the case of an involuntary insolvency proceeding, such proceeding remains unstayed for a period of 90 consecutive days.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the debt securities of that series to be due and payable by notice in writing to the Company and each guarantor of such series, as applicable (and to the Trustee if given by holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

In the event of a declaration of acceleration of debt securities of any series solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such series shall be automatically rescinded and annulled if (i) the default or defaults triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto, (ii) the rescission and annulment of the acceleration of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all Events of Default with respect to the debt securities of such series, except non-payment of principal of, or premium, if any, or interest on, such debt securities, that have become due solely by such declaration of acceleration of the debt securities of such series, have been cured or waived as provided below.

If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

Any application by the Trustee for written instructions from the requisite amount of holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of holders in response to such application specifying the action to be taken or omitted.

The Indenture provides that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of any series of debt securities pursuant to the Indenture, unless such holders have offered to the Trustee an indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities or the outstanding debt securities affected, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in each case, under the Indenture and relating to or arising under an Event of Default with respect to such series other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization; provided that:

(1)	such direction will not be in conflict with any rule of law or with the Indenture or the debt securities of such series or such affected debt securities, as the case may be;

(2)

such direction is not unduly prejudicial to the rights of the holders of outstanding debt securities of such series or such outstanding debt securities affected, as the case may be, not joining in the direction;

(3)	such direction will not involve the Trustee in personal liability or expense for which the Trustee has not received a reasonably satisfactory indemnity; and

(4)	the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Except to enforce the right to receive payment of principal, premium, if any, or interest and any Additional Amounts, if any, with respect to the foregoing, when due, no holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of that series, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1)	an Event of Default with respect to that series has occurred and is continuing and such holder previously gave written notice to the Trustee of such Event of Default and the continuance thereof;

(2)

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(3)	such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

No one or more of such holders of debt securities of that series will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders of debt securities of that series, or to obtain or to seek to obtain priority or preference over any other of such holders of debt securities of that series or to enforce any right under the Indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all of such holders of debt securities of that series.

Notwithstanding any other provision in the Indenture, the holder of any debt security has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, such debt security on the respective stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date, or, in the case of repayment at the option of the holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Indenture provides that within 60 days following the date on which the Company becomes aware of a Default or receives notice of such Default, as applicable, if such Default is continuing, the Company will deliver a certificate to the Trustee specifying any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof. The Indenture provides further that if a Default with respect to the debt securities of any series occurs and is continuing and is known to the Trustee, the Trustee will provide each holder of debt securities of such series notice of the Default within 90 days after it occurs.

Except in the case of a Default in the payment of principal of, premium, if any, or interest on any debt security of such series or in the payment of any Additional Amounts or any sinking fund installment with respect to debt securities of such series, the Trustee may withhold from the holders of debt securities of such series notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of such holders. Further, in the case of any Default in the performance, or breach, of any covenant or warranty by the Company or the guarantors, if any, with respect to such series, which Default must continue for a period of 90 consecutive days after there has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate of the principal amount of outstanding debt securities of that series, no such notice to holders must be given until at least 90 days after the occurrence thereof. In addition, the Company and each guarantor, if any, is required to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and such guarantor (as the case may be), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to any outstanding debt securities or any particular series of debt securities (subject to the survival of certain provisions) (“legal defeasance”) or to be released from its obligations under certain of the covenants governing any outstanding debt securities or any particular series of debt securities (“covenant defeasance”), in each case, to the extent set forth in, and subject to the terms of, the Indenture and the debt securities of such series.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the debt securities or the applicable series of debt securities may not be accelerated because of an Event of Default (as described in “Description of Debt Securities—Events of Default”) with respect to such debt securities or series of debt securities. If the Company exercises its covenant defeasance option, payment of the debt securities or any applicable series of debt securities may not be accelerated because of an Event of Default that resulted from failure of the Company to comply with its obligations under any covenant subject to defeasance, which includes the covenants described in “Description of Debt Securities—Certain Covenants—Limitation on Liens” and, if applicable, other covenants or obligations of the Company as may be specified in the applicable prospectus supplement.

In order to exercise either legal defeasance or covenant defeasance under the Indenture, the Indenture requires, among other conditions, that the Company irrevocably deposit with the trustee, in trust, for the benefit of the holders, money in the currency in which the debt securities or the applicable series of debt securities are payable at stated maturity, upon redemption or upon repurchase, as the case may be, Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, and, to the extent that (x) such debt securities or series of debt securities provide for the payment of Additional Amounts and (y) the amount of Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its reasonable discretion, any Additional Amounts with respect to, the outstanding debt securities or applicable series of debt securities, and any mandatory sinking fund or analogous payments on those debt securities or series of debt securities, on the stated maturity, the redemption date or the date of repurchase, as the case may be. In addition, the Company shall deliver to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to such defeasance have been satisfied.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the Indenture will be discharged as to all debt securities of any series and will cease to be of further effect as to all debt securities of such series, when either:

(1)

all debt securities of such series that have been authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)

(a) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company (and/or any guarantor of such debt securities, as the case may be) has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the applicable holders, cash in the currency in which such debt securities are payable, Government Obligations or a combination thereof in such amounts as will be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, accrued interest and, to the extent that (x) such debt securities provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, any Additional Amounts, and any mandatory sinking fund or analogous payments on those debt securities, to the date of stated maturity, redemption or repurchase, as the case may be;

(b) no Default or Event of Default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(c) the Company has paid or caused to be paid all other sums payable or due and owing by the Company under the Indenture with respect to the outstanding debt securities of such series; and

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the debt securities of such series at maturity, the redemption date or date of repurchase, as the case may be.

In addition, the Company shall deliver to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Modification and Waiver

Modification of Indenture

The Indenture provides that we, any guarantor and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures to, among other things:

(1)

evidence the succession of another Person to the Company and/or any guarantor (as applicable) and the assumption by any such successor of the covenants of the Company and/or guarantor therein, in the debt securities or in the applicable guarantee of debt securities;

(2)

add to the covenants of the Company and/or any guarantor (as applicable) for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon the Company and/or such guarantor (as applicable) with respect to all or any series of debt securities;

(3)	add any additional Events of Default for the benefit of the holders of all or any series of debt securities;

(4)

to add to or change any of the provisions of the Indenture or the terms of all or any series of debt securities to such extent as shall be necessary to permit or facilitate the issuance of all or any series of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of all or any series of debt securities in uncertificated form; provided, in each case, that all uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

(5)

add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

(6)	secure any series of debt securities or any guarantee of debt securities;

(7)	establish the form or terms of debt securities of any series and/or establish the form or terms of any guarantee of debt securities;

(8)

evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture to provide for more than one Trustee;

(9)

cure any ambiguity or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture;

(10)

conform the Indenture or any supplemental indenture to the description of the debt securities and/or the guarantees of the debt securities set forth in any prospectus, offering memorandum or supplement to such prospectus or offering memorandum related to such series of debt securities;

(11)	comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(12)

add guarantees with respect to the debt securities of any series or to confirm and evidence the release, termination or discharge of any such guarantees with respect to the debt securities of any series when such release, termination or discharge is permitted under the Indenture; or

(13)

make any other provisions with respect to matters or questions arising under the Indenture or to make any other change that is necessary or desirable; provided that no such provision or change made pursuant to this clause (13) shall have a material adverse effect on the interests of the holders of the outstanding debt securities of any series.

In addition, modifications and amendments of the Indenture and/or any guarantee of debt securities may be made by us, any applicable guarantor and the Trustee with the consent of the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of outstanding debt securities affected thereby,

(1)	change the stated maturity of the principal of, or premium, if any, or of any installment of principal or interest on, or any Additional Amounts, if any, with respect to, any debt securities;

(2)

reduce the principal amount of or any premium on any debt securities or reduce the interest rate (or modify the calculation of such rate) on or any amount payable upon redemption or repurchase of, or any Additional Amounts payable with respect to, any debt securities or change the Company’s obligation to pay Additional Amounts (except as otherwise contemplated and permitted by the Indenture);

(3)

reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture;

(4)	change the currency in which any debt securities or any premium or interest thereon, or any Additional Amounts with respect thereto, is payable;

(5)

impair the right to institute suit for the enforcement of any payment of principal, interest, premium or Additional Amounts on any debt securities on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or, in the case of repayment at the option of the holder, on or after the date for repayment);

(6)

reduce the percentage in principal amount of the outstanding debt securities of any series required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults; or

(7)	subject to certain limited exceptions, modify any of the provisions set forth in this “Description of Debt Securities—Modification and Waiver” section.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of the series affected by the Default may, on behalf of the holders of all such debt securities of such series, waive any past Default under the Indenture with respect to all of the outstanding debt securities of such series except a continuing Default in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, such debt securities and a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series affected.

Rescission and Annulment

Pursuant to the terms of the Indenture, the holders of a majority in principal amount of outstanding debt securities may rescind and annul a declaration of acceleration (and its consequences) with respect to the debt securities if (i) the Company or a guarantor, if any, has deposited with the Trustee a sum sufficient to pay all principal, premium and Additional Amounts, if any, interest and funds advanced by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and its counsel, (ii) all Events of

Default with respect to the debt securities, except nonpayment of principal, premium or Additional Amounts, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived pursuant to the Indenture and (iii) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Debt Securities in Foreign Currencies

Unless otherwise specified in the applicable prospectus supplement, whenever the Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, holders of debt securities of any series in which not all of such debt securities are denominated in the same currency, any amount in respect of any debt security denominated in a Foreign Currency shall be treated for any such action, determination or distribution as that amount of U.S. dollars that could be obtained by converting any such Foreign Currency as of the record date with respect to the debt securities of such series for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as we may specify in a written notice to the Trustee. Unless otherwise specified in the applicable prospectus supplement, such conversion shall be at the spot rate for the purchase of the designated Foreign Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or such information is no longer available in The Financial Times, such source as may be selected in good faith by us) on any date of determination.

Payment and Paying Agents

Payments on the debt securities of a particular series will be made at the office or agency maintained by us for that purpose in the place of payment specified for such securities (or, if we fail to maintain such office or agency, at the corporate trust office of the Trustee). At our option, however, we may make payments of interest and any Additional Amounts by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Payments of interest and any Additional Amounts made on scheduled interest payment dates with respect to a particular debt security will be paid to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the Trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of applicable abandoned property law, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the debt securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing. As long as the debt securities of any series are in the form of one or more global debt securities, notice to holders of such series may be made electronically in accordance with the procedures of the applicable depositary.

Governing Law

The Indenture, the debt securities and each guarantee, if any, will be governed by and construed in accordance with the laws of the State of New York.

Concerning our Relationship with the Trustee

Deutsche Bank Trust Company Americas will act as Trustee under the Indenture. An affiliate of Deutsche Bank Trust Company Americas is a lender to us under our syndicated credit facility and also provides, from time to time, other services to us in the ordinary course of business.

Certain Definitions

The following defined terms are applicable to the debt securities outstanding under the Indenture in addition to any other defined terms in the Indenture that are not defined herein.

“Additional Amounts” means any additional amounts which are required by the Indenture or by the terms of any debt security thereunder, under circumstances specified therein, to be paid by the Company in respect of taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders specified therein.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

“Capital Stock” of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

“Consolidated Tangible Assets” means, at any date, the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the SEC or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Convertible Notes” means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

“Default” means, with regard to the debt securities of any series outstanding under the Indenture, any event that is, or after the notice or passage of time or both would be, an Event of Default with respect to such series of debt securities.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant debt security or any Additional Amounts in respect thereof shall be payable, in each case, where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case, where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in either case of (i) or (ii), is not callable or redeemable at the option of the issuer or issuers thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended from time to time) as custodian with respect to any Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (ii) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (iii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Subsidiary” of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase by the Company or a Subsidiary of the Company of Aircraft Assets.

“Warehouse Facility Indebtedness” means indebtedness under any Warehouse Facility; provided that the amount of any particular Warehouse Facility Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of Air Lease Corporation’s (“our” or “we”) Class A Common Stock, Class B Non-Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and preferred stock (each as defined below) and of certain provisions of our restated certificate of incorporation and fourth amended and restated bylaws. This summary is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation, the certificates of designations for our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, our fourth amended and restated bylaws and the provisions of applicable Delaware law. For more detailed information, please see our restated certificate of incorporation, the certificates of designations for our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and our fourth amended and restated bylaws, each of which are filed as exhibits to reports we file with the SEC.

Authorized Capitalization

We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (“Class B Non-Voting Common Stock,” and together with the Class A Common Stock, the “common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”), the rights and preferences of which may be established from time to time by our board of directors.

As of April 19, 2024, 111,366,907 shares of Class A Common Stock were outstanding, no shares of Class B Non-Voting Common Stock were outstanding, 10,000,000 shares of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $25.00 Per Share) (the “Series A Preferred Stock”) were outstanding, 300,000 shares of 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000.00 Per Share) (the “Series B Preferred Stock”) were outstanding and 300,000 shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000.00 Per Share) (the “Series C Preferred Stock”) were outstanding. As of April 19, 2024, we have 3,719,460 shares of Class A Common Stock available for new award grants under the Air Lease Corporation 2023 Equity Incentive Plan.

Common Stock

Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock will be treated equally and identically.

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation, with respect to the convertibility thereof, or as otherwise required by law. The holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except (i) as described in this paragraph for our Class B Common Stock and below under “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A—Voting Rights”, “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B—Voting Rights” and “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C—Voting Rights”, (ii) with respect to any amendments to our restated certificate of incorporation, including any certificates of designation, that alter or change the powers, preferences, or special rights of any outstanding class of capital stock so as to affect that class adversely, (iii) as may be provided in our restated certificate of incorporation for any other series of capital stock we may issue in the future and (iv) as otherwise required by law.

Except as otherwise provided by law, our restated certificate of incorporation or our fourth amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Except as provided in the following sentence, director nominees are elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Director nominees are elected by a plurality of the votes cast at any meeting of stockholders if (i) we have received notices that a stockholder has nominated a person for election to our board of directors in compliance with the advance notice requirements for stockholder nominees set forth in our fourth amended and restated bylaws and (ii) such nomination has not been withdrawn by the stockholder on or prior to the day next preceding the date we first mail our notice of meeting for such meeting to the stockholders. Holders of shares of Class A Common Stock do not have cumulative voting rights in connection with the election of directors, which means the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election, except as described below under “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A—Voting Rights—Right to Elect Two Directors on Nonpayment of Dividends”, “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B—Voting Rights—Right to Elect Two Directors on Nonpayment of Dividends” and “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C—Voting Rights—Right to Elect Two Directors on Nonpayment of Dividends.”

Each share of Class B Non-Voting Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and will automatically convert at the time it is transferred to a third party unaffiliated with such initial holder, subject to applicable transfer restrictions.

Any amendment to the terms of the Class A Common Stock will apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock will have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and will be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

Subject to any preferential rights of any then outstanding preferred stock, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

Except as described in this prospectus, holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other shares of our preferred stock we may issue in the future.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any future shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A

General

The Series A Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series A Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series A Preferred Stock are fully paid and non-assessable.

The number of authorized shares of the Series A Preferred Stock is 10,000,000 and the “stated amount” per share is $25.00. The number of authorized shares of the Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series A Preferred Stock. Shares of the Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series A Preferred Stock.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series A Preferred Stock has no stated maturity.

We reserve the right to re-open the series of the Series A Preferred Stock and issue additional shares of the Series A Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of Series A Preferred Stock. The additional shares of the Series A Preferred Stock would be deemed to form a single series with the outstanding Series A Preferred Stock. Each share of the Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued after March 5, 2019 shall accrue dividends from the date they are issued. References to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Additional preferred stock may be issued from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

Ranking

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•

on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, including our Series B Preferred Stock and Series C Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Preferred Stock. As of the date of this prospectus, with respect to our Series A Preferred Stock, we do not have any junior stock (as defined below) other than the common stock and we do not have any parity stock other than the Series B Preferred Stock and Series C Preferred Stock, each as described below. As of the date of this prospectus, with respect to our Series A Preferred Stock, we have no senior capital stock or any convertible or exchangeable debt securities outstanding.

The Series A Preferred Stock also ranks junior in right of payment to our existing and future debt obligations, including any subordinated debt, and liabilities.

Dividends

Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends as follows:

•

From March 5, 2019 (the date of original issue) to, but excluding, March 15, 2024 (such period, the “Fixed-Rate Period”), dividends will be payable on the stated amount of $25.00 per share at a rate of 6.150% per annum, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2019.

•

From, and including, March 15, 2024 (such period, the “Floating-Rate Period”), dividends will be payable on the stated amount of $25.00 per share at a rate equal to three-month LIBOR (as defined below) plus 3.650% per annum, reset quarterly, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Each date on which dividends are payable pursuant to the foregoing clauses, subject to adjustment as provided below, is a “dividend payment date,” and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.

If any such date on or before March 15, 2024 is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series A Preferred Stock). If any such date after March 15, 2024 that would otherwise be a dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends on the Series A Preferred Stock, when, as and if declared, will be paid on such next succeeding business day, unless such day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day.

The amount of the dividend per share of the Series A Preferred Stock is calculated (a) for each dividend period (or portion thereof) in the Fixed-Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) for each dividend period (or portion thereof) in the Floating-Rate Period, based on the actual number of days in the dividend period and a 360-day year, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Dividends on shares of the Series A Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then holders of the Series A Preferred Stock are not entitled to receive any dividends not declared by our board of directors (or a duly authorized committee of our board of directors) and no interest, or sum of money in lieu of interest or dividends, shall be payable in respect of any dividend not so declared, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period.

The establishment of three-month LIBOR for each dividend period in the Floating-Rate Period by the calculation agent (including, for the avoidance of doubt, at the direction of us in the case of clause (iii) of the definition of three-month LIBOR) or IFA (as defined below), as applicable, shall, in the absence of manifest error, be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of three-month LIBOR shall not be subject to the vote or consent of the holders of the Series A Preferred Stock.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”:

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series A Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date.

“dividend determination date” means, with respect to a dividend period during the Floating-Rate Period, the second London banking day prior to the beginning of such dividend period.

“London banking day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“three-month LIBOR” for each dividend determination date related to the Floating-Rate Period will be determined by the calculation agent as follows:

(i)

The rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months that appears on Reuters Page LIBOR01 (as defined herein) as of 11:00 a.m., London time, on that dividend determination date. If no such rate appears, then three-month LIBOR, in respect of that dividend determination date, will be determined in accordance with the provisions described in (ii) below.

(ii)

With respect to a dividend determination date on which no rate appears on Reuters Page LIBOR01, we will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related dividend determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that dividend determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that dividend determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the dividend determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the dividend determination date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by us for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related dividend reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, three-month LIBOR on the dividend determination date will be the arithmetic mean of such rates.

(iii)

Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Stock and we have notified the calculation agent of such determination (a “LIBOR Event”), the calculation agent will use, as directed by us, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future dividend determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR. As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, dividend determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of Series A Preferred Stock. If on any dividend determination date during the Floating-Rate Period (which may be the first dividend determination date of the Floating-Rate Period) a LIBOR Event has occurred prior to such dividend determination date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such dividend determination date, then commencing on such dividend determination date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed-Rate Period will be in effect for the applicable dividend period and will remain in effect during the remainder of the Floating-Rate Period.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or on any similar, successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by us from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Occurrence of a LIBOR Event

On June 20, 2023, we determined and notified the calculation agent that a LIBOR Event had occurred and that the Alternative Rate for each dividend determination date during the Floating-Rate Period would be the three-month CME Term SOFR plus an Adjustment of 0.10 percent.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock (as defined below),

(ii)	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and

(iii)

no shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, does not apply to or prohibit:

(i)	repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

(ii)	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

(iii)

repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

(iv)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(v)

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock; or

(vi)

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series A Preferred Stock and any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pursuant to an offer made on the same terms to holders of all shares of Series A Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, “junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with Series A Preferred Stock in the payment of current dividends (“dividend parity stock”), then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As of the date of this prospectus, with respect to our Series A Preferred Stock, dividend parity stock includes our Series B Preferred Stock and our Series C Preferred Stock. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on or after March 15, 2024, for cash at a redemption price of $25.00 per share, or (ii) in whole but not in part, at any time within 90 days following a Rating Agency Event (as defined herein), for cash at a redemption price of $25.50 per share, in each of cases (i) and (ii), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, a “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act of 1934, as amended (the “Exchange Act”) that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series A Preferred Stock on the original issue date of the Series A Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series A Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series A Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series A Preferred Stock as of the original issue date.

The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series A Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of the Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. Notwithstanding the foregoing, if the shares of the Series A Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series A Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state:

•	the redemption date;

•	the number of shares of the Series A Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such shares of the Series A Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on and after the redemption date.

If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed (or sent in accordance with the procedures of the applicable facility) to each stockholder will also specify the number of shares of the Series A Preferred Stock that we will redeem from each stockholder or the method for determining such number.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series A Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, holders of Series A Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”). If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series A Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of Series A Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock and all such liquidation preference parity stock. As of the date of this prospectus, with respect to our Series A Preferred Stock, liquidation preference parity stock includes the Series B Preferred Stock and the Series C Preferred Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series A Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other corporation, including a transaction in which the holders of the Series A Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series A Preferred Stock is not subject to any sinking fund.

Voting Rights

Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock do not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series A Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for the equivalent of six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series A Preferred Stock and any other class or series of voting preferred stock, the holders of the Series A Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series A Preferred Stock, including the Series B Preferred Stock and Series C Preferred Stock, as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series A Preferred Stock have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.

Other Voting Rights

So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series A Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series A Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series A Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock;

•

Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to Series A Preferred Stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of

Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

•

to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series A Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the description of the Series A Preferred Stock set forth in the prospectus supplement dated February 26, 2019; or

•

to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designations, including, without limitation, to implement the terms of clause (iii) of the definition of three-month LIBOR following the occurrence of a LIBOR Event.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Holders of the Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

In any matter in which Series A Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series A Preferred Stock), each share of the Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of the Series A Preferred Stock will generally be entitled to one vote. If the Series A Preferred Stock and any other parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Voting Rights Under Delaware Law

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.

No Preemptive and Conversion Rights

Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Additional Classes or Series of Stock

We have the right to create (including by increasing the total number of authorized shares of our capital stock) and issue additional classes or series of stock ranking equally with or junior to the Series A Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series A Preferred Stock.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Series A Preferred Stock as of the date of this prospectus. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series A Preferred Stock at such time. Deutsche Bank Trust Company Americas is the calculation agent for the Series A Preferred Stock as of the date of this prospectus. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This prospectus describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

General

The Series B Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series B Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series B Preferred Stock are fully paid and non-assessable.

The number of authorized shares of the Series B Preferred Stock is 300,000 and the “stated amount” per share is $1,000.00. The number of authorized shares of the Series B Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series B Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series B Preferred Stock. Shares of the Series B Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series B Preferred Stock.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series B Preferred Stock has no stated maturity.

We reserve the right to re-open the series of Series B Preferred Stock and issue additional shares of the Series B Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series B Preferred Stock. The additional shares of the Series B Preferred Stock would be deemed to form a single series with the Series B Preferred Stock. Each share of the Series B Preferred Stock shall be identical in all respects to every other share of the Series B Preferred Stock, except that shares of the Series B Preferred Stock issued after March 2, 2021 shall accrue dividends from the later of March 2, 2021 (the original issue date of the initial issuance of the Series B Preferred Stock) and the dividend payment date, if any, immediately prior to the original issue date of such additional shares.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

Ranking

The Series B Preferred Stock ranks, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all junior stock (as defined below);

•

on a parity with our Series A Preferred Stock, Series C Preferred Stock and any other class or series of our capital stock expressly designated as ranking on a parity with the Series B Preferred Stock; and

•	junior to any class or series of our senior stock (as defined below).

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, “parity stock” means any other class or series of our capital stock that ranks on a parity with the Series B Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

As of the date of this prospectus, with respect to our Series B Preferred Stock, we do not have any junior stock other than the common stock and we do not have any parity stock other than the Series A Preferred Stock and Series C Preferred Stock, each as described herein. As of the date of this prospectus, with respect to our Series B Preferred Stock, we have no senior capital stock or any convertible or exchangeable debt securities outstanding.

Dividends

Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends for each dividend period payable on the stated amount per share of the Series B Preferred Stock at a rate per annum equal to (i) 4.650% from the original issue date of the Series B Preferred Stock to, but excluding, June 15, 2026 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate applicable to such reset period plus 4.076%, from and including the First Reset Date, in each of cases (i) and (ii), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021.

Each date on which dividends are payable pursuant to the foregoing clauses is a “dividend payment date”, and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.

If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series B Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series B Preferred Stock).

The amount of the dividend per share of Series B Preferred Stock for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on shares of the Series B Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then holders of the Series B Preferred Stock are not entitled to receive any dividends, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series B Preferred Stock or any other series of our preferred stock or on our common stock are declared for any future dividend period. No interest or sum of money in lieu of interest or dividends will be payable in respect of any dividend not declared by our board of directors (or a duly authorized committee of our board of directors).

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”:

“accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared;

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York;

“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series B Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date;

“Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series B Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series B Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series B Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 0.574%;

“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York;

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days;

“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period; and

“reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

The applicable dividend rate for each dividend period during a reset period will be determined by the calculation agent, as of the applicable reset dividend determination date for such reset period. On each reset dividend determination date, the calculation agent will notify us of the dividend rate for each dividend period during the applicable reset period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by us of any Rate Substitution Event and any Adjustments, will be on file at our principal offices, will be made available to any holder of the Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series B Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series B Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock (as defined below),

(ii)	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and

(iii)

no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, does not apply to or prohibit:

(i)

repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

(ii)	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

(iii)

repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

(iv)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(v)

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock;

(vi)

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series B Preferred Stock and any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock pursuant to an offer made on the same terms to holders of all shares of the Series B Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock;

(vii)

repurchases, redemptions or other acquisitions of shares of dividend parity stock (as defined below) as a result of (1) a reclassification of dividend parity stock for or into other dividend parity stock or junior stock, (2) the exchange or conversion of one or more shares of dividend parity stock for or into one or more shares of other dividend parity stock or junior stock or (3) the purchase of fractional interests in shares of dividend parity stock under the conversion or exchange provisions of dividend parity stock or the security being converted or exchanged;

(viii)

repurchases, redemptions or other acquisitions of shares of dividend parity stock through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock or junior stock; or

(ix)	purchases of shares of our common stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend period.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”:

“capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series B Preferred Stock;

“dividend parity stock” means any other class or series of our capital stock that ranks on a parity with the Series B Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative). As of the date of this prospectus, with respect to our Series B Preferred Stock, dividend parity stock includes our Series A Preferred Stock and our Series C Preferred Stock.

“junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up; and

“senior stock” means any other class or series of our capital stock ranking senior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series B Preferred Stock or dividend parity stock (which terms include, in the case of the Series B Preferred Stock, the dividend payment dates and dividend periods provided for herein), then, to the extent permitted by the terms of the Series B Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series B Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series B Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series B Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations.

Redemption

We may, at our option, redeem the Series B Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026 for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

We may also, at our option, redeem the Series B Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating agency event (as defined herein), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, a “rating agency event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series B Preferred Stock on the original issue date of the Series B Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series B Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series B Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series B Preferred Stock as of the original issue date.

The redemption price for any shares of the Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of the Series B Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

On and after the redemption date, dividends will cease to accrue on shares of the Series B Preferred Stock, and such shares of the Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date.

In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series B Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series B Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of the Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series B Preferred Stock. Notwithstanding the foregoing, if the shares of the Series B Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series B Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state:

•	the redemption date;

•

the number of shares of the Series B Preferred Stock to be redeemed and, if less than all shares of the Series B Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number;

•	the redemption price;

•

if the Series B Preferred Stock is evidenced by definitive certificates, the place or places where certificates for such shares of the Series B Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on and after the redemption date.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series B Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the holders with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock, holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”).

If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series B Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series B Preferred Stock, including the Series A Preferred Stock and Series C Preferred Stock, in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of the Series B Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series B Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series B Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series B Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series B Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other entity, including a transaction in which the holders of the Series B Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series B Preferred Stock is not subject to any sinking fund.

Voting Rights

Except as provided below or otherwise required by law, the holders of the Series B Preferred Stock do not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series B Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series B Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series B Preferred Stock, or as may otherwise be required by law.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above.

So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series B Preferred Stock and any other class or series of voting preferred stock, the holders of the Series B Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series B Preferred Stock, including the Series A Preferred Stock and Series C Preferred Stock, as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series B Preferred Stock have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of the Series B Preferred Stock, Series A Preferred Stock, Series C Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.

Other Voting Rights

So long as any shares of the Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series B Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series B Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series B Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock;

•

Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series B Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of the Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series B Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series B Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series B Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

•

to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series B Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the description of the Series B Preferred Stock set forth in the prospectus supplement dated February 23, 2021; or

•	to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series B Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Holders of the Series B Preferred Stock do not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as set forth above.

In any matter in which the Series B Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series B Preferred Stock), each share of the Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. As a result, each share of the Series B Preferred Stock is generally entitled to one vote. If the Series B Preferred Stock, Series A Preferred Stock, Series C Preferred Stock and any other liquidation preference parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Voting Rights Under Delaware Law

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.

No Preemptive and Conversion Rights

Holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Series B Preferred Stock as of the date of this prospectus. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series B Preferred Stock at such time (including any successor to such person or entity). Deutsche Bank Trust Company Americas is the calculation agent for the Series B Preferred Stock as of the original issue date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This prospectus describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C

General

The Series C Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series C Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series C Preferred Stock are fully paid and non-assessable.

The number of authorized shares of the Series C Preferred Stock is 300,000 and the “stated amount” per share is $1,000.00. The number of authorized shares of the Series C Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series C Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series C Preferred Stock. Shares of the Series C Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series C Preferred Stock.

The Series C Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series C Preferred Stock has no stated maturity.

We reserve the right to re-open the series of Series C Preferred Stock and issue additional shares of the Series C Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series C Preferred Stock. The additional shares of the Series C Preferred Stock would be deemed to form a single series with the Series C Preferred Stock. Each share of the Series C Preferred Stock shall be identical in all respects to every other share of the Series C Preferred Stock, except that shares of the Series C Preferred Stock issued after October 13, 2021 shall accrue dividends from the later of October 13, 2021 (the original issue date of the initial issuance of the Series C Preferred Stock) and the dividend payment date, if any, immediately prior to the original issue date of such additional shares.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

Ranking

The Series C Preferred Stock ranks, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all junior stock (as defined below);

•

on a parity with our Series A Preferred Stock, our Series B Preferred Stock, and any other class or series of our capital stock expressly designated as ranking on a parity with the Series C Preferred Stock; and

•	junior to any class or series of our senior stock (as defined below).

As used in this section of the prospectus under the heading “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, “parity stock” means any other class or series of our capital stock that ranks on a parity with the Series C Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

As of the date of this prospectus, with respect to our Series C Preferred Stock, we do not have any junior stock other than the common stock and we do not have any parity stock other than the Series A Preferred Stock and Series B Preferred Stock, each as described herein. As of the date of this prospectus, with respect to our Series C Preferred Stock, we have no senior capital stock or any convertible or exchangeable debt securities outstanding.

Dividends

Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends for each dividend period payable on the stated amount per share of the Series C Preferred Stock at a rate per annum equal to (i) 4.125% from the original issue date of the Series C Preferred Stock to, but excluding, December 15, 2026 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate applicable to such reset period plus 3.149%, from and including the First Reset Date, in each of cases (i) and (ii), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2021.

Each date on which dividends are payable pursuant to the foregoing clauses is a “dividend payment date”, and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.

If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series C Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series C Preferred Stock).

The amount of the dividend per share of Series C Preferred Stock for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on shares of the Series C Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then holders of the Series C Preferred Stock are not entitled to receive any dividends, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series C Preferred Stock or any other series of our preferred stock or on our common stock are declared for any future dividend period. No interest or sum of money in lieu of interest or dividends will be payable in respect of any dividend not declared by our board of directors (or a duly authorized committee of our board of directors). Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C Preferred Stock as specified in this prospectus (subject to the other provisions hereof).

As used in this section of the prospectus under the heading “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”:

“accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared;

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York;

“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series C Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date;

“Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series C Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series C Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then applicable base rate (which, as of the original issue date of the Series C Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 0.976%;

“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York;

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days;

“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period; and

“reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

The applicable dividend rate for each dividend period during a reset period will be determined by the calculation agent, as of the applicable reset dividend determination date for such reset period. On each reset dividend determination date, the calculation agent will notify us of the dividend rate for each dividend period during the applicable reset period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by us of any Rate Substitution Event and any Adjustments, will be on file at our principal offices, will be made available to any holder of the Series C

Preferred Stock upon request and will be final and binding in the absence of manifest error. For the avoidance of doubt, any determination by us or a Designee pursuant to the second paragraph of the definition of Five-year U.S. Treasury Rate (including, without limitation, with respect to any Rate Substitution Event or Adjustments) will not be subject to the vote or consent of the holders of the Series C Preferred Stock.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series C Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series C Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock,

(ii)	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and

(iii)

no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, does not apply to or prohibit:

(i)

repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

(ii)	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

(iii)

repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

(iv)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(v)

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock;

(vi)

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series C Preferred Stock and any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock pursuant to an offer made on the same terms to holders of all shares of the Series C Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock;

(vii)

repurchases, redemptions or other acquisitions of shares of dividend parity stock (as defined below) as a result of (1) a reclassification of dividend parity stock for or into other dividend parity stock or junior stock, (2) the exchange or conversion of one or more shares of dividend parity stock for or into one or more shares of other dividend parity stock or junior stock or (3) the purchase of fractional interests in shares of dividend parity stock under the conversion or exchange provisions of dividend parity stock or the security being converted or exchanged;

(viii)

repurchases, redemptions or other acquisitions of shares of dividend parity stock through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock or junior stock; or

(ix)	purchases of shares of our common stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend period.

As used in this section of the prospectus under the heading “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”:

“capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series C Preferred Stock;

“dividend parity stock” means any class or series of our capital stock that ranks on a parity with the Series C Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative). As of the date of this prospectus, with respect to our Series C Preferred Stock, dividend parity stock includes our Series A Preferred Stock and our Series B Preferred Stock.

“junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up; and

“senior stock” means any other class or series of our capital stock ranking senior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series C Preferred Stock or any of our other dividend parity stock, then, to the extent permitted by the terms of the Series C Preferred Stock and each of our other then outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series C Preferred Stock and any of our other then outstanding dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series C Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series C Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series C Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series C Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations.

Redemption

We may, at our option, redeem the Series C Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026 for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

We may also, at our option, redeem the Series C Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating agency event (as defined herein), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

As used in this section of the prospectus under the heading “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, a “rating agency event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series C Preferred Stock on the original issue date of the Series C Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series C Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series C Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series C Preferred Stock as of the original issue date.

The redemption price for any shares of the Series C Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of the Series C Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

On and after the redemption date, dividends will cease to accrue on shares of the Series C Preferred Stock, and such shares of the Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date.

In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series C Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series C Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of the Series C Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series C Preferred Stock. Notwithstanding the foregoing, if the shares of the Series C Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series C Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state:

•	the redemption date;

•

the number of shares of the Series C Preferred Stock to be redeemed and, if less than all shares of the Series C Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number;

•	the redemption price;

•

if the Series C Preferred Stock is evidenced by definitive certificates, the place or places where certificates for such shares of the Series C Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on and after the redemption date.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series C Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the holders with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series C Preferred Stock, holders of the Series C Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”).

If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series C Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series C Preferred Stock in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of the Series C Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preferred Stock and all such liquidation preference parity stock. As of the date of this prospectus, with respect to our Series C Preferred Stock, liquidation preference parity stock includes the Series A Preferred Stock and the

Series B Preferred Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series C Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series C Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series C Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series C Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other entity, including a transaction in which the holders of the Series C Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

No Maturity, Sinking Fund or Mandatory Redemption

The Series C Preferred Stock has no maturity date and we are not required to redeem the Series C Preferred Stock at any time. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series C Preferred Stock is not subject to any sinking fund.

Voting Rights

Except as provided below or otherwise required by law, the holders of the Series C Preferred Stock do not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series C Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series C Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series C Preferred Stock, or as may otherwise be required by law.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series C Preferred Stock and any other class or series of voting preferred stock, the holders of the Series C Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.

As used in this section of the prospectus under the heading “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series C Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series C Preferred Stock have been conferred and are exercisable. As of the date of this prospectus, with respect to our Series C Preferred Stock, voting preferred stock includes the Series A Preferred Stock and the Series B Preferred Stock. Whether a plurality, majority or other portion of the shares of the voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.

Other Voting Rights

So long as any shares of the Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series C Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series C Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series C Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series C Preferred Stock;

•

Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series C Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of the Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series C Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series C Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series C Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series C Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

•

to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series C Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the description of the Series C Preferred Stock set forth in the prospectus supplement dated October 5, 2021; or

•	to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series C Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series C Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Holders of the Series C Preferred Stock do not have any voting rights with respect to, and the consent of the holders of the Series C Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series C Preferred Stock, except as set forth above.

In any matter in which the Series C Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series C Preferred Stock), each share of the Series C Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. As a result, each share of the Series C Preferred Stock is generally entitled to one vote. If the Series C Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock and any other liquidation preference parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Voting Rights Under Delaware Law

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.

No Preemptive and Conversion Rights

Holders of the Series C Preferred Stock do not have any preemptive rights. The Series C Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Series C Preferred Stock as of the date of this prospectus. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

As used in this section of the prospectus under the heading “—4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series C Preferred Stock at such time (including any successor to such person or entity). Deutsche Bank Trust Company Americas is the calculation agent for the Series C Preferred Stock as of the original issue date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement.

This prospectus describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

Registration Rights

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,643,608 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement; and

•

such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.

Certain Anti-Takeover Matters

Special meeting of stockholders

Our restated certificate of incorporation and our fourth amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

Our restated certificate of incorporation and our fourth amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

Our fourth amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, for notice by the stockholder to be considered timely, it must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the date of the annual meeting. Our fourth amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

Our fourth amended and restated bylaws may be adopted, amended or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock entitled to vote in the election of directors. Additionally, our restated certificate of incorporation provides that our fourth amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

The vote of the holders of not less than two-thirds of the shares of common stock entitled to vote in the election of directors is required to adopt any amendment to our restated certificate of incorporation or fourth amended and restated bylaws. Further, unless otherwise restricted by law, any director or our entire board of directors may be removed, with or without cause, only by the holders of two-thirds of the voting power of all issued and outstanding stock entitled to vote at an election of directors, except that the affirmative vote of the holders of only a majority of the voting power of all of our issued and outstanding common stock is required to remove a director or directors if such vote occurs at a special meeting of the stockholders called specifically to consider the removal of members of the board of directors in connection with the remedies provided under our Registration Rights Agreement. See “ —Registration Rights” above.

The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

Our restated certificate of incorporation does not opt out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public

Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(i)	prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(ii)

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

(iii)

on or subsequent to such time the stockholder became interested, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in our bylaws

Our fourth amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or our restated certificate of incorporation or our fourth amended and restated bylaws, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our fourth amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions described above. This exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our fourth amended and restated bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or stockholders, which may discourage lawsuits against us and our directors, officers and other employees and stockholders. In addition, stockholders who do bring a claim in the Court of Chancery of the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our fourth amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Limitation on liability and indemnification of directors and officers

Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

Our Class A Common Stock is listed on the NYSE under the symbol “AL” and our Series A Preferred Stock is listed on the NYSE under the symbol “AL PRA”. Our Class B Non-Voting Common Stock, Series B Preferred Stock and Series C Preferred Stock are not currently listed on any national securities exchange or market system.

Transfer agent and registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our Class A Common Stock. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or Class A Common Stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or Class A Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants. As of May 6, 2024, we had no warrants outstanding.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, Class A Common Stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or certified form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may issue depositary shares rather than fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us and the depositary. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts evidencing the depositary shares will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions, such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in the applicable prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably, at the depositary’s election.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary— and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of May 6, 2024, we had no rights outstanding.

We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may issue under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may issue under this prospectus, we will describe the particular terms of any purchase contracts that we may issue in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may issue under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. Purchase contracts will be issued pursuant to one or more purchase contract agreements to be entered into between us and a bank or trust company, as purchase contract agent. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The securities may be distributed by us from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of the securities being offered as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of Class A Common Stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our Class A Common Stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$20,000,000,000

Air Lease Corporation

Medium-Term Notes, Series A

PROSPECTUS SUPPLEMENT

BofA Securities

Citigroup

J.P. Morgan

Wells Fargo Securities

Academy Securities

Bank ABC

BBVA

BMO Capital Markets

BNP PARIBAS

CIBC Capital Markets

Citizens Capital Markets

Deutsche Bank Securities

Emirates NBD Capital

Fifth Third Securities

First Citizens Capital Securities

Goldman Sachs & Co. LLC

Huntington Capital Markets

ICBC Standard Bank

KeyBanc Capital Markets

Lloyds Securities

Loop Capital Markets

M&T Securities

Mischler Financial Group, Inc.

Mizuho

Morgan Stanley

MUFG

NatWest Markets

PNC Capital Markets LLC

RBC Capital Markets

Regions Securities LLC

Santander

Scotiabank

SOCIETE GENERALE

TD Securities

Truist Securities

US Bancorp

May 6, 2024